Execution Version EXHIBIT 2.1 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION among: CALADRIUS BIOSCIENCES, INC., a Delaware corporation; CS CEDAR MERGER SUB, INC., a Delaware corporation; and CEND THERAPEUTICS, INC., a Delaware corporation Dated as of April 26, 2022

TABLE OF CONTENTS

		Page
Section 1	Description of Transaction	2
1.1	The Merger	2
1.2	Effects of the Merger	3
1.3	Closing; Effective Time	3
1.4	Certificate of Incorporation and Bylaws; Directors and Officers	3
1.5	Conversion of Shares	4
1.6	Closing of the Company's Transfer Books	5
1.7	Surrender of Certificates	5
1.8	Appraisal Rights	7
1.9	Further Action	7
1.10	Tax Consequences	7
Section 2	Representations and Warranties of the Company	8
2.1	Due Organization; Subsidiaries; Etc.	8
2.2	Organizational Documents	8
2.3	Authority; Binding Nature of Agreement	8
2.4	Vote Required	9
2.5	Non-Contravention; Consents	9
2.6	Capitalization, Etc.	10
2.7	Financial Statements	12
2.8	Absence of Changes	13
2.9	Absence of Undisclosed Liabilities	13
2.10	Title to Assets	13
2.11	Real Property; Leasehold	13
2.12	Intellectual Property	13
2.13	Agreements, Contracts and Commitments	17
2.14	Compliance; Permits; Restrictions	19
2.15	Legal Proceedings; Orders	21
2.16	Tax Matters	21
2.17	Employee and Labor Matters; Benefit Plans	23
2.18	Environmental Matters	27
2.19	Insurance	27
2.20	No Financial Advisors	27
2.21	Disclosure	28
2.22	Transactions with Affiliates	28
2.23	No Other Representations or Warranties	28
Section 3	Representations and Warranties of Caladrius and Merger Sub	28
3.1	Due Organization; Subsidiaries; Etc.	29
3.2	Organizational Documents	29
3.3	Authority; Binding Nature of Agreement	29
3.4	Vote Required	30
3.5	Non-Contravention; Consents	30

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3.6	Capitalization, Etc.	31
3.7	SEC Filings; Financial Statements	32
3.8	Absence of Changes	34
3.9	Absence of Undisclosed Liabilities	35
3.10	Title to Assets	35
3.11	Real Property; Leasehold	35
3.12	Intellectual Property	35
3.13	Agreements, Contracts and Commitments	38
3.14	Compliance; Permits; Restrictions	39
3.15	Legal Proceedings; Orders	40
3.16	Tax Matters	41
3.17	Employee and Labor Matters; Benefit Plans	43
3.18	Environmental Matters	46
3.19	Insurance	47
3.20	Transactions with Affiliates	47
3.21	No Financial Advisors	47
3.22	Valid Issuance	47
3.23	Inapplicability of Anti-takeover Statutes	47
3.24	Disclosure	48
3.25	No Other Representations or Warranties	48
Section 4	Certain Covenants of the Parties	48
4.1	Operation of Caladrius' Business	48
4.2	Operation of the Company's Business	50
4.3	Access and Investigation	52
4.4	No Solicitation	52
4.5	Notification of Certain Matters	54
Section 5	Additional Agreements of the Parties	54
5.1	Registration Statement; Proxy Statement	54
5.2	Company Stockholder Written Consent	55
5.3	Caladrius Stockholders' Meeting	57
5.4	Regulatory Approvals	59
5.5	Company Options	60
5.6	Caladrius Awards	61
5.7	Employee Benefits	61
5.8	Indemnification of Officers and Directors	61
5.9	Additional Agreements	62
5.10	Disclosure	63
5.11	Listing	63
5.12	Tax Matters	63
5.13	Legends	63
5.14	Directors and Officers	64
5.15	Section 16 Matters	64
5.16	Cooperation	64
5.17	Allocation Certificate; Transaction Costs	64
5.18	Company Financial Statements	64

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5.19	Caladrius Reverse Stock Split	65
5.20	Preferred Stock	65
5.21	Joint Development Agreement	65
Section 6	Conditions Precedent to Obligations of Each Party	65
6.1	Effectiveness of Registration Statement	65
6.2	No Restraints	65
6.3	Stockholder Approval	65
6.4	Listing	66
6.5	No Governmental Proceedings Relating to Contemplated Transactions or Right to Operate Business	66
Section 7	Additional Conditions Precedent to Obligations of Caladrius and Merger Sub	66
7.1	Accuracy of Representations	66
7.2	Performance of Covenants	67
7.3	Closing Certificate	67
7.4	Preferred Stock Conversion	67
7.5	FIRPTA Certificate	67
7.6	No Company Material Adverse Effect	67
7.7	Other Deliveries	67
7.8	Company Lock-Up Agreements	67
7.9	Consents	67
7.10	Company Invoices	68
Section 8	Additional Conditions Precedent to Obligation of the Company	68
8.1	Accuracy of Representations	68
8.2	Performance of Covenants	69
8.3	Documents	69
8.4	Sarbanes-Oxley Certifications	69
8.5	FIRPTA Certificate	69
8.6	No Caladrius Material Adverse Effect	69
8.7	Board of Directors	69
8.8	Other Deliveries	69
8.9	Caladrius Lock-Up Agreements	70
8.10	Net Cash	70
8.11	Consents	70
Section 9	Termination	70
9.1	Termination	70
9.2	Effect of Termination	73
9.3	Expenses	73
Section 10	Miscellaneous Provisions	75
10.1	Non-Survival of Representations, Warranties and Covenants	75
10.2	Amendment	75
10.3	Waiver	75
10.4	Entire Agreement; Counterparts; Exchanges by Facsimile	76

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iv 10.5 Applicable Law; Jurisdiction .................................................................................76 10.6 Attorneys’ Fees ......................................................................................................76 10.7 Assignability ..........................................................................................................76 10.8 Notices ...................................................................................................................77 10.9 Cooperation ............................................................................................................77 10.10 Severability ............................................................................................................78 10.11 Other Remedies; Specific Performance .................................................................78 10.12 No Third Party Beneficiaries .................................................................................78 10.13 Construction ...........................................................................................................78 Exhibits: Exhibit A Definitions Exhibit B Form of Caladrius Stockholder Support Agreement Exhibit C Form of Company Stockholder Support Agreement Exhibit D Form of Lock-Up Agreement Exhibit E Form of Joint Development Agreement

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is made and entered into as of April 26, 2022, by and among CALADRIUS BIOSCIENCES, INC., a Delaware corporation (“Caladrius”), CS CEDAR MERGER SUB, INC., a Delaware corporation and wholly owned subsidiary of Caladrius (“Merger Sub”), and CEND THERAPEUTICS, INC., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A. RECITALS A. Caladrius and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist and the Company will become a wholly owned subsidiary of Caladrius. B. The Parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code. C. The Caladrius Board has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Caladrius and its stockholders, (ii) approved and declared advisable this Agreement and the Contemplated Transactions, including the issuance of shares of Caladrius Common Stock to the stockholders of the Company pursuant to the terms of this Agreement and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of Caladrius vote to adopt and approve this Agreement and thereby approve the Contemplated Transactions, including the issuance of shares of Caladrius Common Stock to the stockholders of the Company pursuant to the terms of this Agreement and, if deemed necessary by the Parties, an amendment to Caladrius’ certificate of incorporation to effect the Caladrius Reverse Stock Split. D. The Merger Sub Board has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of, Merger Sub and its sole stockholder, (ii) approved and declared advisable this Agreement and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholder of Merger Sub vote to adopt this Agreement and thereby approve the Contemplated Transactions. E. The Company Board has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of the Company vote to adopt and approve this Agreement and thereby approve the Contemplated Transactions. F. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company’s willingness to enter into this Agreement, the officers and directors of Caladrius listed on Section A of the Caladrius Disclosure Schedule (solely in their capacity as stockholders of Caladrius) are executing support agreements in favor of the Company

2 in substantially the form attached hereto as Exhibit B (the “Caladrius Stockholder Support Agreement”), pursuant to which such Persons have, subject to the terms and conditions set forth therein, agreed to vote all of their shares of capital stock of Caladrius in favor of the approval of this Agreement and thereby approve the Contemplated Transactions and against any competing proposals. G. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to Caladrius’ willingness to enter into this Agreement, the officers, directors and 5% or greater stockholders (together with their Affiliates) of the Company listed on Section A of the Company Disclosure Schedule (solely in their capacity as stockholders of the Company) are executing support agreements in favor of Caladrius in substantially the form attached hereto as Exhibit C (the “Company Stockholder Support Agreement”), pursuant to which such Persons have, subject to the terms and conditions set forth therein, agreed to vote all of their shares of Company Capital Stock in favor of the adoption of this Agreement and thereby approve the Contemplated Transactions and against any competing proposals. H. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to Caladrius’ willingness to enter into this Agreement, the officers, directors and stockholders of the Company listed on Section A of the Company Disclosure Schedule are executing lock-up agreements in substantially the form attached hereto as Exhibit D (collectively, the “Company Lock-Up Agreements”). I. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company’s willingness to enter into this Agreement, the officers and directors of Caladrius listed on Section A of the Caladrius Disclosure Schedule are executing lock- up agreements in substantially the form attached hereto as Exhibit D (collectively, the “Caladrius Lock-Up Agreements”). J. It is expected that within two (2) Business Days after the Registration Statement is declared effective under the Securities Act, the holders of shares of Company Capital Stock sufficient to adopt and approve this Agreement and the Merger as required under the DGCL and the Company’s certificate of incorporation and bylaws will execute and deliver an action by written consent adopting this Agreement in order to obtain the Required Company Stockholder Vote (each, a “Company Stockholder Written Consent” and collectively, the “Company Stockholder Written Consents”). AGREEMENT The Parties, intending to be legally bound, agree as follows: Section 1 Description of Transaction 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

3 1.2 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. As a result of the Merger, the Company will become a wholly owned subsidiary of Caladrius. 1.3 Closing; Effective Time. Unless this Agreement is earlier terminated pursuant to the provisions of Section 9.1, and subject to the satisfaction or waiver of the conditions set forth in Sections 6, 7 and 8, the consummation of the Merger (the “Closing”) shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, New York 10017, as promptly as practicable (but in no event later than the second Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6, 7 and 8, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other time, date and place as Caladrius and the Company may mutually agree in writing. The date on which the Closing actually takes place is referred to as the “Closing Date.” At the Closing, the Parties shall cause the Merger to be consummated by executing and filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the Merger, satisfying the applicable requirements of the DGCL and in a form reasonably acceptable to Caladrius and the Company (the “Certificate of Merger”). The Merger shall become effective at the time of the filing of such Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such Certificate of Merger with the consent of Caladrius and the Company (the time as of which the Merger becomes effective being referred to as the “Effective Time”). 1.4 Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time: (a) the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended as provided by the DGCL and such certificate of incorporation; (b) the certificate of incorporation of Caladrius shall be identical to the certificate of incorporation of Caladrius immediately prior to the Effective Time, until thereafter amended as provided by the DGCL and such certificate of incorporation; provided, however, that at the Effective Time, Caladrius shall file an amendment to its certificate of incorporation to (i) change the name of Caladrius to “Lisata Therapeutics”, (ii) effect the Caladrius Reverse Stock Split (to the extent applicable and necessary) and (iii) make such other changes as are mutually agreeable to Caladrius and the Company; (c) the bylaws of the Surviving Corporation shall be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended as provided by the DGCL and such bylaws; (d) the directors and officers of Caladrius, each to hold office in accordance with the certificate of incorporation and bylaws of Caladrius, shall be as set forth in Section 5.14; and

4 (e) the directors and officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, shall be the directors and officers of Caladrius as set forth in Section 5.14, after giving effect to the provisions of Section 5.14. 1.5 Conversion of Shares. (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Caladrius, Merger Sub, the Company or any stockholder of the Company or Caladrius: (i) any shares of Company Capital Stock held as treasury stock or held or owned by the Company or Merger Sub, any Subsidiary of the Company or Caladrius or any Affiliate of Caladrius immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and (ii) subject to Section 1.5(c), each share of Company Capital Stock outstanding immediately prior to the Effective Time (excluding shares to be canceled pursuant to Section 1.5(a)(i) and excluding Dissenting Shares) shall be converted solely into the right to receive a number of shares of Caladrius Common Stock equal to the Exchange Ratio (the “Merger Consideration”). (b) If any shares of Company Capital Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option or a risk of forfeiture under any applicable restricted stock purchase agreement or other similar agreement with the Company, then the shares of Caladrius Common Stock issued in exchange for such shares of Company Capital Stock will to the same extent be unvested and subject to the same repurchase option or risk of forfeiture, and such shares of Caladrius Common Stock shall accordingly be marked with appropriate legends. The Company shall take all actions that may be necessary to ensure that, from and after the Effective Time, Caladrius is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement. For the avoidance of doubt, shares of Company Capital Stock issuable upon exercise of unvested Company Options are not deemed outstanding for purposes of this Section 1.5(b). (c) No fractional shares of Caladrius Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Capital Stock who would otherwise be entitled to receive a fraction of a share of Caladrius Common Stock (after aggregating all fractional shares of Caladrius Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender by such holder of a letter of transmittal in accordance with Section 1.8 and any accompanying documents as required therein, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Caladrius Common Stock on the Nasdaq Capital Market (or such other Nasdaq market on which the Caladrius Common Stock then trades) on the date the Merger becomes effective. (d) All Company Options outstanding immediately prior to the Effective Time under the Company Plan shall be treated in accordance with Section 5.5.

5 (e) Each share of common stock, $0.0001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.0001 par value per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall, as of the Effective Time, evidence ownership of such shares of common stock of the Surviving Corporation. (f) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Capital Stock or Caladrius Common Stock shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split (including the Caladrius Reverse Stock Split to the extent such split has not previously been taken into account in calculating the Exchange Ratio), combination or exchange of shares or other like change, the Exchange Ratio shall, to the extent necessary, be equitably adjusted to reflect such change to the extent necessary to provide the holders of Company Capital Stock, Company Options and Caladrius Common Stock with the same economic effect as contemplated by this Agreement prior to such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or other like change; provided, however, that nothing herein will be construed to permit the Company or Caladrius to take any action with respect to Company Capital Stock or Caladrius Common Stock, respectively, that is prohibited or not expressly permitted by the terms of this Agreement. 1.6 Closing of the Company’s Transfer Books. At the Effective Time: (a) all shares of Company Capital Stock outstanding immediately prior to the Effective Time shall be treated in accordance with Section 1.5(a), and all holders of certificates representing shares of Company Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Capital Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Capital Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Capital Stock outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) is presented to the Exchange Agent or to the Surviving Corporation, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Sections 1.5 and 1.7. 1.7 Surrender of Certificates. (a) On or prior to the Closing Date, Caladrius and the Company shall agree upon and select a reputable bank, transfer agent or trust company to act as exchange agent in the Merger (the “Exchange Agent”). At the Effective Time, Caladrius shall deposit with the Exchange Agent: (i) evidence of book-entry shares representing the Caladrius Common Stock issuable pursuant to Section 1.5(a) and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(c). The Caladrius Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the “Exchange Fund.”

6 (b) Promptly after the Effective Time, the Parties shall cause the Exchange Agent to mail to the Persons who were record holders of shares of Company Capital Stock that were converted into the right to receive the Merger Consideration: (i) a letter of transmittal in customary form and containing such provisions as Caladrius may reasonably specify (including a provision confirming that delivery of any Company Stock Certificates shall be effected, and risk of loss and title to any Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent); and (ii) instructions for effecting the surrender of any Company Stock Certificates, or uncertificated shares of Company Common Stock, in exchange for book-entry shares of Caladrius Common Stock. Upon surrender of a Company Stock Certificate or other reasonable evidence of the ownership of uncertificated Company Common Stock to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Caladrius: (A) the holder of such Company Common Stock shall be entitled to receive in exchange therefor book- entry shares representing the Merger Consideration (in a number of whole shares of Caladrius Common Stock) that such holder has the right to receive pursuant to the provisions of Section 1.5(a) (and cash in lieu of any fractional share of Caladrius Common Stock pursuant to the provisions of Section 1.5(c)); and (B) any Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive book-entry shares of Caladrius Common Stock representing the Merger Consideration (and cash in lieu of any fractional share of Caladrius Common Stock). If any Company Stock Certificate shall have been lost, stolen or destroyed, Caladrius may, in its discretion and as a condition precedent to the delivery of any shares of Caladrius Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an applicable affidavit with respect to such Company Stock Certificate and post a bond indemnifying Caladrius against any claim suffered by Caladrius related to the lost, stolen or destroyed Company Stock Certificate or any Caladrius Common Stock issued in exchange therefor as Caladrius may reasonably request. (c) No dividends or other distributions declared or made with respect to Caladrius Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Caladrius Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate or provides an affidavit of loss or destruction in lieu thereof in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar laws, to receive all such dividends and distributions, without interest). (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Common Stock as of the date that is 180 days after the Closing Date shall be delivered to Caladrius upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Caladrius for satisfaction of their claims for Caladrius Common Stock, cash in lieu of fractional shares of Caladrius Common Stock and any dividends or distributions with respect to shares of Caladrius Common Stock. (e) Each of the Exchange Agent, Caladrius and the Surviving Corporation shall be entitled to deduct and withhold from any consideration deliverable pursuant to this Agreement

7 to any holder of any Company Common Stock such amounts as are required to be deducted or withheld from such consideration under the Code or under any other applicable Law. To the extent such amounts are so deducted or withheld, and remitted to the appropriate taxing authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. (f) No party to this Agreement shall be liable to any holder of any Company Common Stock or to any other Person with respect to any shares of Caladrius Common Stock (or dividends or distributions with respect thereto) or for any cash amounts delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Law. 1.8 Appraisal Rights. (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Capital Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who have exercised and perfected appraisal rights for such shares of Company Capital Stock in accordance with the DGCL (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration described in Section 1.5 attributable to such Dissenting Shares. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Capital Stock held by them in accordance with the DGCL, unless and until such stockholders fail to perfect or effectively withdraw or otherwise lose their appraisal rights under the DGCL. All Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their right to appraisal of such shares of Company Capital Stock under the DGCL shall thereupon be deemed to be converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration attributable to such Dissenting Shares upon their surrender in the manner provided in Section 1.5. (b) The Company shall give Caladrius prompt written notice of any demands by dissenting stockholders received by the Company, withdrawals of such demands and any other instruments served on the Company and any material correspondence received by the Company in connection with such demands. The Company shall not, without Caladrius’ prior written consent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing. 1.9 Further Action. If, at any time after the Effective Time, any further action is determined by the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of the Company, then the officers and directors of the Surviving Corporation shall be fully authorized, and shall use their and its commercially reasonable efforts (in the name of the Company, in the name of Merger Sub, in the name of the Surviving Corporation or otherwise) to take such action. 1.10 Tax Consequences. For United States federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Section 1.368- 2(g) of the Treasury Regulations.

8 Section 2 Representations and Warranties of the Company Subject to Section 10.13(h), except as set forth in the written disclosure schedule delivered by the Company to Caladrius (the “Company Disclosure Schedule”), the Company represents and warrants to Caladrius and Merger Sub as follows: 2.1 Due Organization; Subsidiaries; Etc. (a) Each of the Company and its Subsidiaries is a corporation or other legal entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used; and (iii) to perform its obligations under all Contracts by which it is bound. (b) Each of the Company and its Subsidiaries is duly licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the laws of all jurisdictions where the nature of its business requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Company Material Adverse Effect. (c) The Company has no Subsidiaries, except for the Entities identified in Section 2.1(c) of the Company Disclosure Schedule; and neither the Company nor any of the Entities identified in Section 2.1(c) of the Company Disclosure Schedule owns any capital stock of, or any equity, ownership or profit sharing interest of any nature in, or controls directly or indirectly, any other Entity other than the Entities identified in Section 2.1(c) of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries is and or has otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business entity. Neither the Company nor any of its Subsidiaries has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Neither the Company nor any of its Subsidiaries has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity. 2.2 Organizational Documents. The Company has made available to Caladrius accurate and complete copies of the Organizational Documents of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in breach or violation of its Organizational Documents in any material respect. 2.3 Authority; Binding Nature of Agreement. The Company and each of its Subsidiaries have all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the Contemplated Transactions. The Company Board has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of the Company

9 vote to adopt this Agreement and thereby approve the Contemplated Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Caladrius and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. Prior to the execution of the Company Stockholder Support Agreements, the Company Board approved the Company Stockholder Support Agreements and the transactions contemplated thereby. 2.4 Vote Required. The affirmative vote of (i) the holders of a majority of the shares of Company Common Stock and Company Preferred Stock voting together as a single class, (ii) the holders of a majority of the Company’s Series A Preferred Stock, voting as a separate class, and (iii) the holders of a majority of the Company’s Series B Preferred Stock, voting as a separate class, each outstanding on the record date for the Company Stockholder Written Consent and entitled to vote thereon (the “Required Company Stockholder Vote”), is the only vote of the holders of any class or series of Company Capital Stock necessary to adopt and approve this Agreement and approve the Contemplated Transactions. 2.5 Non-Contravention; Consents. Subject to obtaining the Required Company Stockholder Vote and the filing of the Certificate of Merger required by the DGCL, neither (x) the execution, delivery or performance of this Agreement by the Company, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any of the provisions of the Company’s Organizational Documents; (b) contravene, conflict with or result in a material violation of, or give any Governmental Body or other Person the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which the Company or its Subsidiaries, or any of the assets owned or used by the Company or its Subsidiaries, is subject; (c) contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or its Subsidiaries; (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Company Material Contract; (ii) any material payment, rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract; (iii) accelerate the maturity or performance of any Company Material Contract; or (iv) cancel, terminate or modify any term of any Company Material Contract, except in the case of any non-material breach, default, penalty or modification; or

10 (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company or its Subsidiaries (except for Permitted Encumbrances). Except for (i) any Consent set forth on Section 2.5 of the Company Disclosure Schedule under any Company Contract, (ii) the Required Company Stockholder Vote, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (iv) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, neither the Company nor any of its Subsidiaries was, is, or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Contemplated Transactions. The Company Board has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the Company Stockholder Support Agreements and to the consummation of the Contemplated Transactions. To the Company’s Knowledge, no other state takeover statute or similar Law applies or purports to apply to the Merger, this Agreement, the Company Stockholder Support Agreements or any of the Contemplated Transactions. 2.6 Capitalization, Etc. (a) The authorized Company Capital Stock as of the date of this Agreement consists of (i) 11,500,000 shares of Company Common Stock, par value $0.00001 per share, of which 4,279,705 shares are issued and outstanding as of the date of this Agreement, (ii) 4,350,000 shares of preferred stock, par value $0.00001 per share, of which (A) 371,396 shares have been designated as “Series A Preferred Stock” and of which 371,396 shares are issued and outstanding as of the date of this Agreement (the “Series A Preferred Stock”), (B) 1,071,240 shares have been designated as “Series B Preferred Stock” and of which 1,071,237 shares are issued and outstanding as of the date of this Agreement (the “Series B Preferred Stock”), (C) 1,345,700 shares have been designated as “Series C Preferred Stock” and of which 1,345,700 shares are issued and outstanding as of the date of this Agreement (the “Series C Preferred Stock)” and (D) 1,135,650 shares have been designated as “Series D Preferred Stock” and of which no shares are issued and outstanding as of the date of this Agreement (the “Series D Preferred Stock,” and, collectively with the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock, the “Company Preferred Stock”). The Company does not hold any shares of its capital stock in its treasury. Except as contemplated herein, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock or Company Preferred Stock. An aggregate of 2,788,333 shares of Company Common Stock are issuable upon conversion of the Company Preferred Stock. (b) All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable and are free of any Encumbrances, other than those imposed by relevant securities laws. None of the outstanding shares of Company Common Stock or Company Preferred Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right.

11 None of the outstanding shares of Company Common Stock or Company Preferred Stock is subject to any right of first refusal in favor of the Company. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities. Section 2.6(b) of the Company Disclosure Schedule accurately and completely lists all repurchase rights held by the Company with respect to shares of Company Common Stock (including shares issued pursuant to the exercise of stock options) and specifies which of those repurchase rights are currently exercisable. Each share of Company Preferred Stock is convertible into one share of Company Common Stock. (c) Except for the Company’s 2016 Equity Incentive Plan, as amended (the “Company Plan”), the Company does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. As of the date of this Agreement, the Company has reserved 3,217,700 shares of Company Common Stock for issuance under the Company Plan, of which 65,000 shares have been issued and are currently outstanding, 2,270,079 shares have been reserved for issuance upon exercise of Company Options granted under the Company Plan, and 882,621 shares of Company Common Stock remain available for future issuance pursuant to the Company Plan. Section 2.6(c) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the name of the optionee; (ii) the number of shares of Company Common Stock subject to such Company Option at the time of grant; (iii) the number of shares of Company Common Stock subject to such Company Option as of the date of this Agreement; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedule, including the number of vested and unvested shares as of the date of this Agreement; (vii) the date on which such Company Option expires; and (viii) whether such Company Option is an “incentive stock option” (as defined in the Code) or a non-qualified stock option. The Company has made available to Caladrius an accurate and complete copy of the Company Plan and forms of all stock option agreements approved for use thereunder. No vesting of Company Options will accelerate in connection with the closing of the Contemplated Transactions. (d) Except for the outstanding Company Options set forth on Section 2.6(c) of the Company Disclosure Schedule and except as set forth on Section 2.6(d) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company or any of its Subsidiaries; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or any of its Subsidiaries; (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which the Company or any of its Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that is reasonably likely to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company or any of its Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company or any of its Subsidiaries.

12 (e) All outstanding shares of Company Common Stock, Company Preferred Stock, Company Options and other securities of the Company have been issued and granted in material compliance with (i) all applicable securities laws and other applicable Law, and (ii) all requirements set forth in applicable Contracts. 2.7 Financial Statements. (a) Section 2.7(a) of the Company Disclosure Schedule includes true and complete copies of the Company’s unaudited consolidated financial statements which comprise the consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of operations, equity, and cash flows for the years ended December 31, 2021 and 2020, and the related notes to the consolidated financial statements (collectively, the “Company Financials”). The Company Financials (A) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except as may be indicated in the footnotes to such Company Financials and that unaudited financial statements may not have notes thereto and other presentation items that may be required by GAAP and are subject to normal and recurring year-end adjustments) and (B) fairly present, in all material respects, the financial position and operating results of the Company and its consolidated Subsidiaries as of the dates and for the periods indicated therein (except as may be indicated in the footnotes to such Company Financials and that unaudited financial statements may not have notes thereto and other presentation items that may be required by GAAP and are subject to normal and recurring year-end adjustments). (b) Each of the Company and its Subsidiaries maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and its Subsidiaries in conformity with GAAP and to maintain accountability of the Company’s and its Subsidiaries’ assets; (iii) access to the Company’s and its Subsidiaries’ assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for the Company’s and its Subsidiaries’ assets is compared with the existing assets at regular intervals and appropriate action is taken with respect to any differences. The Company and each of its Subsidiaries maintains internal control over financial reporting that provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. (c) Section 2.7(c) of the Company Disclosure Schedule lists, and the Company has delivered to Caladrius accurate and complete copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K under the Exchange Act) effected by the Company or any of its Subsidiaries since January 1, 2019. (d) Since January 1, 2019, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of the Company, the Company Board or any committee thereof. As of the date of this Agreement, neither the Company nor its independent auditors have identified any significant deficiency or material weakness in the design or operation of the system of internal accounting controls utilized

13 by the Company and its Subsidiaries. Since January 1, 2019, neither the Company nor its independent auditors have identified (i) any fraud, whether or not material, that involves the Company, any of its Subsidiaries, the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (ii) any claim or allegation regarding any of the foregoing. 2.8 Absence of Changes. Between December 31, 2021 and the date of this Agreement, the Company has conducted its business only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and there has not been any (a) Company Material Adverse Effect or (b) action, event or occurrence that would have required consent of Caladrius pursuant to Section 4.2(b) of this Agreement had such action, event or occurrence taken place after the execution and delivery of this Agreement. 2.9 Absence of Undisclosed Liabilities. As of the date hereof, neither the Company nor any of its Subsidiaries has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any kind, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in the financial statements in accordance with GAAP) (each a “Liability”), individually or in the aggregate, except for: (a) Liabilities identified as such in the “liabilities” column of the Company Unaudited Balance Sheet; (b) normal and recurring current Liabilities that have been incurred by the Company or its Subsidiaries since the date of the Company Unaudited Balance Sheet in the Ordinary Course of Business and which are not in excess of $100,000 in the aggregate; (c) Liabilities for performance of obligations of the Company or any of its Subsidiaries under Company Contracts; (d) Liabilities incurred in connection with the Contemplated Transactions; and (e) any Liabilities listed in Section 2.9 of the Company Disclosure Schedule. 2.10 Title to Assets. Each of the Company and its Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it, including: (a) all assets reflected on the Company Unaudited Balance Sheet; and (b) all other assets reflected in the books and records of the Company or any of its Subsidiaries as being owned by the Company or such Subsidiary. All of such assets are owned or, in the case of leased assets, leased by the Company or any of its Subsidiaries free and clear of any Encumbrances, other than Permitted Encumbrances. 2.11 Real Property; Leasehold. Neither the Company nor any of its Subsidiaries owns or has ever owned any real property. The Company has made available to Caladrius (a) an accurate and complete list of all real properties with respect to which the Company directly or indirectly holds a valid leasehold interest as well as any other real estate that is in the possession of or leased by the Company or any of its Subsidiaries, and (b) copies of all leases under which any such real property is possessed (the “Company Real Estate Leases”), each of which is in full force and effect, with no existing material default thereunder. 2.12 Intellectual Property.

14 (a) To the Company’s Knowledge, the Company, directly or through any of its Subsidiaries, owns, or has the right to use, as currently being used by the Company, all Company IP Rights, and with respect to Company IP Rights that are owned by the Company, has the right to bring actions for the infringement of such Company IP Rights, in each case except for any failure to own or have the right to use or bring actions that would not reasonably be expected to have a Company Material Adverse Effect. (b) Section 2.12(b) of the Company Disclosure Schedule is an accurate, true and complete listing of all Company Registered IP. (c) Section 2.12(c) of the Company Disclosure Schedule accurately identifies (i) all Company IP Rights licensed to the Company or any of its Subsidiaries (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of the Company’s or any of its Subsidiaries’ products or services, (B) any Intellectual Property licensed ancillary to the purchase or use of equipment, reagents or other materials, and (C) any confidential information provided under confidentiality agreements), (ii) the corresponding Company Contract pursuant to which such Company IP Rights are licensed to the Company or any of its Subsidiaries and (iii) whether the license or licenses granted to the Company or any of its Subsidiaries are exclusive or non-exclusive. (d) Section 2.12(d) of the Company Disclosure Schedule accurately identifies each Company Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company IP Rights (other than (i) any confidential information provided under confidentiality agreements, (ii) any non-disclosure or other template agreements entered into in the Ordinary Course of Business, and (iii) any Company IP Rights non-exclusively licensed to suppliers or service providers for the sole purpose of enabling such supplier or service providers to provide services for the Company’s benefit). (e) Neither the Company nor any of its Subsidiaries is bound by, and no Company IP Rights are subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Company or any of its Subsidiaries to use, exploit, assert, or enforce any Company IP Rights anywhere in the world, in each case, in a manner that would materially limit the business of the Company as currently conducted. (f) The Company or one of its Subsidiaries exclusively owns all right, title, and interest to and in Company IP Rights (other than (i) Company IP Rights exclusively and non- exclusively licensed to the Company or one of its Subsidiaries, as identified in Section 2.12(c) of the Company Disclosure Schedule, (ii) any non-customized software that (A) is licensed to the Company or any of its Subsidiaries solely in executable or object code form pursuant to a non- exclusive, internal use software license and other Intellectual Property associated with such software and (B) is not incorporated into, or material to the development, manufacturing, or distribution of, any of the Company’s or any of its Subsidiaries’ products or services and (iii) any Intellectual Property licensed ancillary to the purchase or use of equipment, reagents or other

15 materials), in each case, free and clear of any Encumbrances (other than Permitted Encumbrances). Without limiting the generality of the foregoing: (i) All documents and instruments necessary to register or apply for or renew registration of Company Registered IP have been validly executed, delivered, and filed in a timely manner with the appropriate Governmental Body except for any such failure, individually or collectively, that would not reasonably be expected to have a Company Material Adverse Effect. (ii) Each Person who is or was an employee or contractor of the Company or any of its Subsidiaries and who is or was involved in the creation or development of any Company IP Rights purported to be owned by the Company has signed a valid, enforceable agreement containing an assignment of such Intellectual Property to the Company or such Subsidiary and confidentiality provisions protecting trade secrets and confidential information of the Company and its Subsidiaries; provided, that any such agreement with a third party contractor for research, development or manufacturing services on behalf of the Company may provide that such third party contractor reserves its rights in improvements to such third party contractor’s Intellectual Property or generally applicable research, development or manufacturing technology, in either case that is not specific to any product or service of the Company. (iii) To the Knowledge of the Company, no current or former stockholder, officer, director, or employee of the Company or any of its Subsidiaries has any claim, right (whether or not currently exercisable), or interest to or in any Company IP Rights purported to be owned by the Company. To the Knowledge of the Company, no employee of the Company or any or any of its Subsidiaries is (a) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for the Company or such Subsidiary or (b) in breach of any Contract with any current or former employer or other Person concerning Company IP Rights purported to be owned by the Company or confidentiality provisions protecting trade secrets and confidential information comprising Company IP Rights purported to be owned by the Company. (iv) No funding, facilities, or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any Company IP Rights in which the Company or any of its Subsidiaries has an ownership interest. (v) The Company and each of its Subsidiaries has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information that the Company or such Subsidiary holds, or purports to hold, as a trade secret. (vi) Neither the Company nor any of its Subsidiaries has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Company IP Rights to any other Person. (vii) To the Knowledge of the Company, the Company IP Rights constitute all Intellectual Property necessary for the Company and its Subsidiaries to conduct its business as currently conducted. (g) The Company has delivered or made available to Caladrius a complete and accurate copy of all Company IP Rights Agreements. With respect to each of the Company IP

16 Rights Agreements: (i) each such agreement is valid and binding on the Company or its Subsidiaries, as applicable, and in full force and effect; (ii) the Company has not received any written notice of termination or cancellation under such agreement, or received any written notice of breach or default under such agreement, which breach has not been cured or waived; and (iii) neither the Company nor its Subsidiaries, and to the Knowledge of the Company, no other party to any such agreement, is in breach or default thereof in any material respect. (h) The manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by the Company or any of its Subsidiaries does not violate any license or agreement between the Company or its Subsidiaries and any third party, and, to the Knowledge of the Company, does not infringe or misappropriate any Intellectual Property right of any other party, which infringement or misappropriation would reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no third party is infringing upon, or violating any license or agreement with the Company or its Subsidiaries relating to any Company IP Rights. (i) There is no current or pending Legal Proceeding (including, but not limited to, opposition, interference or other proceeding in any patent or other government office) contesting the validity, ownership or right to use, sell, license or dispose of any Company IP Rights, nor has the Company or any of its Subsidiaries received any written notice asserting that any Company IP Rights or the proposed use, sale, license or disposition thereof conflicts with or infringes or misappropriates or will conflict with or infringe or misappropriate the rights of any other Person. (j) Each item of Company IP Rights that is Company Registered IP is and at all times has been filed and maintained in compliance with all applicable Law and all filings, payments, and other actions required to be made or taken to maintain such item of Company Registered IP in full force and effect have been made by the applicable deadline, except for any failure to perform any of the foregoing, individually or collectively, that would not reasonably be expected to have a Company Material Adverse Effect. (k) To the Knowledge of the Company, no trademark (whether registered or unregistered) or trade name owned, used, or applied for by the Company or any of its Subsidiaries conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used, or applied for by any other Person. None of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which the Company or any of its Subsidiaries has or purports to have an ownership interest has been impaired as determined by the Company or any of its Subsidiaries in accordance with GAAP. (l) Except as set forth in Sections 2.12(c) or 2.12(d) of the Company Disclosure Schedule (i) neither the Company nor any of its Subsidiaries is bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to any Intellectual Property infringement, misappropriation, or similar claim, and (ii) neither the Company nor any of its Subsidiaries has ever assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation, or violation of any Intellectual Property right, which assumption, agreement or responsibility remains in force as of the date of this Agreement.

17 (m) Neither the Company nor any of its Subsidiaries is party to any Contract that, as a result of such execution, delivery and performance of this Agreement, will cause the grant of any license or other right to any Company IP Rights or impair the right of the Company or the Surviving Corporation and its Subsidiaries to use, sell or license or enforce any Company IP Rights or portion thereof, except for the occurrence of any such grant or impairment that would not individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. 2.13 Agreements, Contracts and Commitments. (a) Section 2.13(a) of the Company Disclosure Schedule lists the following Company Contracts in effect as of the date of this Agreement (each, a “Company Material Contract” and collectively, the “Company Material Contracts”): (i) each Company Contract relating to any material bonus, deferred compensation, severance, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements; (ii) each Company Contract requiring payments by the Company after the date of this Agreement in excess of $150,000 pursuant to its express terms relating to the employment of, or the performance of employment-related services by, any Person, including any employee, consultant or independent contractor, or entity providing employment related, consulting or independent contractor services, not terminable by the Company or its Subsidiaries on 90 calendar days’ or less notice without liability, except to the extent general principles of wrongful termination law may limit the Company’s, its Subsidiaries’ or such successor’s ability to terminate employees at will; (iii) each Company Contract relating to any agreement or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Contemplated Transactions (either alone or in conjunction with any other event, such as termination of employment), or the value of any of the benefits of which will be calculated on the basis of any of the Contemplated Transactions; (iv) except as otherwise may be set forth in the Contracts listed on Section 2.12(c) or Section 2.12(d) of the Company Disclosure Schedule, each Company Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business; (v) each Company Contract containing (A) any covenant limiting the freedom of the Company, its Subsidiaries or the Surviving Corporation to engage in any line of business or compete with any Person, (B) any most-favored pricing arrangement, (C) any exclusivity provision, or (D) any non-solicitation provision; (vi) each Company Contract relating to capital expenditures and requiring payments after the date of this Agreement in excess of $25,000 pursuant to its express terms and not cancelable without penalty;

18 (vii) each Company Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity; (viii) each Company Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $10,000 or creating any material Encumbrances with respect to any assets of the Company or any of its Subsidiaries or any loans or debt obligations with officers or directors of the Company; (ix) each Company Contract requiring payment by or to the Company after the date of this Agreement in excess of $100,000 pursuant to its express terms relating to: (A) any distribution agreement (identifying any that contain exclusivity provisions); (B) any agreement involving provision of services or products with respect to any pre-clinical or clinical development activities of the Company; (C) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, development or other agreement currently in force under which the Company has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which the Company has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by the Company; or (D) any Contract to license any third party to manufacture or produce any product, service or technology of the Company or any Contract to sell, distribute or commercialize any products or service of the Company, in each case, except for Company Contracts entered into in the Ordinary Course of Business; (x) each Company Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to the Company in connection with the Contemplated Transactions; (xi) each Company Real Estate Lease; or (xii) any other Company Contract that is not terminable at will (with no penalty or payment) by the Company or its Subsidiaries, as applicable, and which involves payment or receipt by the Company or its Subsidiaries after the date of this Agreement under any such agreement, contract or commitment of more than $100,000 in the aggregate, or obligations after the date of this Agreement in excess of $100,000 in the aggregate. (b) The Company has delivered or made available to Caladrius accurate and complete copies of all Company Material Contracts, including all amendments thereto. There are no Company Material Contracts that are not in written form. Neither the Company nor any of its Subsidiaries has, nor to the Company’s Knowledge, as of the date of this Agreement has any other party to a Company Material Contract, breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of any Company Material Contract in such manner as would permit any other party to cancel or terminate any such Company Material Contract, or would permit any other party to seek damages which would reasonably be expected to have a Company Material Adverse Effect. As to the Company and its Subsidiaries, as of the date of this Agreement, each Company Material Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right pursuant to the terms of any Company Material Contract to change,

19 any material amount paid or payable to the Company under any Company Material Contract or any other material term or provision of any Company Material Contract. 2.14 Compliance; Permits; Restrictions. (a) The Company and each of its Subsidiaries are, and since January 1, 2019 have been, in compliance in all material respects with all applicable Laws. No investigation, claim, suit, proceeding, audit or other action by any Governmental Body is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of material property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted, (ii) is reasonably likely to have an adverse effect on the Company’s ability to comply with or perform any covenant or obligation under this Agreement, or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions. (b) The Company and its Subsidiaries hold all required Governmental Authorizations which are material to the operation of the business of the Company and its Subsidiaries as currently conducted (the “Company Permits”). Section 2.14(b) of the Company Disclosure Schedule identifies each Company Permit. Each of the Company and its Subsidiaries is in material compliance with the terms of the Company Permits. No Legal Proceeding is pending or, to the Knowledge of the Company, threatened, which seeks to revoke, limit, suspend, or materially modify any Company Permit. The rights and benefits of each Company Permit will be available to the Surviving Corporation or its Subsidiaries, as applicable, immediately after the Effective Time on terms substantially identical to those enjoyed by the Company and its Subsidiaries as of the date of this Agreement and immediately prior to the Effective Time. (c) There are no proceedings pending or, to the Knowledge of the Company, threatened with respect to an alleged material violation by the Company or any of its Subsidiaries of the Federal Food, Drug, and Cosmetic Act (“FDCA”), Food and Drug Administration (“FDA”) regulations adopted thereunder, the Controlled Substance Act or any other similar Laws or regulations promulgated or enforced by the FDA, the European Medicines Agency, the Therapeutic Goods Administration or other comparable Governmental Body responsible for regulation of the development, clinical testing, manufacturing, sale, marketing, distribution and importation or exportation of drug products (“Drug Regulatory Agency”). (d) The Company and each of its Subsidiaries holds all required Governmental Authorizations issuable by any Drug Regulatory Agency necessary for the conduct of the business of the Company or such Subsidiary as currently conducted, and the development, clinical testing, manufacturing, marketing, distribution and importation or exportation, as currently conducted, of any of its products or product candidates (the “Company Product Candidates”) (collectively, the “Company Regulatory Permits”) and no such Company Regulatory Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any adverse manner, other than immaterial adverse modifications. The Company and each of its Subsidiaries are in compliance in all material respects with the Company Regulatory Permits and have not received any written

20 notice or other written communication from any Drug Regulatory Agency regarding (A) any material violation of or failure to comply materially with any term or requirement of any Company Regulatory Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Company Regulatory Permit. The Company has made available to Caladrius all information requested by Caladrius in the Company’s or its Subsidiaries’ possession or control relating to the Company Product Candidates and the development, clinical testing, manufacturing, importation and exportation of the Company Product Candidates, including complete copies of the following (to the extent there are any): (x) adverse event reports; clinical study reports and material study data; inspection reports, notices of adverse findings, warning letters, filings and letters and other written correspondence to and from any Drug Regulatory Agency; and meeting minutes with any Drug Regulatory Agency; and (y) similar reports, material study data, notices, letters, filings, correspondence and meeting minutes with any other Governmental Body. (e) All clinical, pre-clinical and other studies and tests conducted by or, to the Knowledge of the Company, on behalf of or sponsored by the Company or its Subsidiaries, or in which the Company or its Subsidiaries or their respective current products or product candidates, including the Company Product Candidates, have participated, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and ethics and in compliance in all material respects with the applicable regulations of the Drug Regulatory Agencies and other applicable Law, including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58 and 312. Since January 1, 2019, neither the Company nor any of its Subsidiaries has received any notices, correspondence, or other communications from any Drug Regulatory Agency requiring, or to the Knowledge of the Company threatening to initiate, the termination or suspension of any clinical trials conducted by or on behalf of, or sponsored by, the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries or their respective current products or product candidates, including the Company Product Candidates, have participated. (f) Neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Knowledge of the Company, threatened investigation in respect of its business or products by the FDA, pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto, or any other Drug Regulatory Agency pursuant to any similar Laws or regulations promulgated or enforced thereby. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has committed any acts, made any statement, or failed to make any statement, in each case in respect of its business or products that would violate the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, and any amendments thereto, or any other Laws or regulations promulgated or enforced by any other Drug Regulatory Agency. None of the Company, any of its Subsidiaries or any of their respective officers, employees or agents has been convicted of any crime or engaged in any conduct that could result in a debarment or exclusion (i) under 21 U.S.C. Section 335a or (ii) any similar applicable Law. To the Knowledge of the Company, no debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or threatened against the Company, any of its Subsidiaries or any of their respective officers, employees or agents.

21 2.15 Legal Proceedings; Orders. (a) Except as set forth in Section 2.15(a) of the Company Disclosure Schedule, there is no pending Legal Proceeding and, to the Knowledge of the Company, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves the Company or any of its Subsidiaries, any Company Associate (in his or her capacity as such) or any of the material assets owned or used by the Company or its Subsidiaries; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions. (b) There is no order, writ, injunction, judgment or decree to which the Company or any of its Subsidiaries, or any of the material assets owned or used by the Company or any of its Subsidiaries, is subject. To the Knowledge of the Company, no officer or other Key Employee of the Company or any of its Subsidiaries is subject to any order, writ, injunction, judgment or decree that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or any of its Subsidiaries or to any material assets owned or used by the Company or any of its Subsidiaries. 2.16 Tax Matters. (a) The Company and each of its Subsidiaries have timely filed or caused to be filed all federal, state and local Tax Returns and other material Tax Returns that they were required to file under applicable Law. All such Tax Returns, following any subsequent amendments, were correct and complete in all material respects and have been prepared in material compliance with all applicable Law. Subject to exceptions as would not be material, no written claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is subject to taxation by that jurisdiction. (b) To the Knowledge of the Company, all material Taxes due and owing by the Company or any of its Subsidiaries on or before the date hereof (whether or not shown on any Tax Return) have been paid. Since the date of the Company Unaudited Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any material Liability for Taxes outside the Ordinary Course of Business or otherwise inconsistent with past custom and practice. (c) The Company and each of its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. (d) There are no Encumbrances for material Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its Subsidiaries. (e) No deficiencies for material Taxes with respect to the Company or any of its Subsidiaries have been claimed, proposed or assessed by any Governmental Body in writing. There are no pending (or based on written notice, threatened) material audits, assessments or other actions for or relating to any Tax Return or any liability in respect of Taxes of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries (or any of their predecessors) has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency. Neither the Company nor any of its

22 Subsidiaries has received in writing from any Tax authority any notice of proposed adjustment relating to any Tax Return filed by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or bound by any closing or other agreement or ruling with any Governmental Entity with respect to Taxes. (f) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. (g) Neither the Company nor any of its Subsidiaries is a party to any material Tax allocation, Tax sharing or similar agreement (including indemnity arrangements), other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers and landlords. (h) Neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is the Company). Neither the Company nor any of its Subsidiaries has any material Liability for the Taxes of any Person (other than the Company and any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law) or as a transferee or successor. (i) Neither the Company nor any of its Subsidiaries will be required to include any income or gain or exclude any deduction or loss from taxable income for any Tax period or portion thereof ending after the Closing as a result of (A) any adjustment under Section 481 of the Code (or any corresponding provision of state, local or non-U.S. Tax Law) by reason of a change in a method of accounting, or use of an improper method of accounting, or otherwise, for a taxable period that ends on or prior to the Closing Date; (B) any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of applicable state, local or non-U.S. Law) entered into prior to the Closing; (C) any intercompany transaction or excess loss account described in the Treasury Regulations promulgated pursuant to Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) with respect to a transaction occurring prior to the Closing; (D) any installment sale or open transaction disposition made prior to the Closing; or (E) any deferred revenue or prepaid amount received on or prior to the Closing Date. Neither the Company nor any Subsidiary has made an election under Section 965(h) or Section 108(i) of the Code (or any corresponding or similar provision of state, local or non-U.S. Law). (j) Neither the Company nor any of its Subsidiaries has (A) deferred, extended or delayed the payment of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, (B) failed to properly comply with and duly account for all credits received under Sections 7001 through 7005 of the Families First Coronavirus Response Act (Public Law 116-127) and Section 2301 of the CARES Act, (C) deferred any payroll tax obligations (including those imposed by Section 3101(a) and 3201 of the Code) (for example, by failure to timely withhold, deposit or remit such amounts in accordance with the applicable provisions of the Code and the Treasury Regulations promulgated thereunder) pursuant to or in connection with the Payroll Tax Executive Order, or (D) sought, or intends to seek, a covered loan

23 under Section 7(a)(36) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act. (k) Neither the Company nor any of its Subsidiaries has, or has ever had, a permanent establishment (as defined in any applicable Tax treaty or convention), an office or fixed place of business, or otherwise is or has been subject to Tax, in any country other than the country in which it is organized. (l) Each of the Company and its Subsidiaries is currently in compliance with the requirements for all Tax holidays and similar Tax benefits and have been in compliance since such holiday or benefit was originally claimed. To the Knowledge of the Company, no such Tax holiday or similar Tax benefit will terminate by reason of the transactions contemplated by this Agreement, or will be subject to recapture or clawback. (m) Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code in the last two years. (n) Neither the Company nor any of its Subsidiaries has entered into any transaction identified as a “reportable transaction” for purposes of Treasury Regulations Section 1.6011-4(b). 2.17 Employee and Labor Matters; Benefit Plans. (a) The employment of each of the Company’s and any of its Subsidiaries’ employees is terminable by the Company or the applicable Subsidiary at will (or otherwise in accordance with general principles of wrongful termination law). The Company has made available to Caladrius accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of Company Associates to the extent currently effective and material. (b) Neither the Company nor any of its Subsidiaries is a party to, bound by, or has a duty to bargain under, any collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing or, to the Knowledge of the Company, purporting to represent or seeking to represent any employees of the Company or its Subsidiaries. (c) Section 2.17(c) of the Company Disclosure Schedule lists all written and describes all non-written employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, equity-based, incentive, deferred compensation, retirement or supplemental retirement, profit sharing, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs and other similar material fringe or employee benefit plans, programs or arrangements, including any employment or executive compensation or severance agreements, written or otherwise, which are currently in effect relating to any present or former employee or director of the Company or any of its Subsidiaries (or any trade or business (whether or not incorporated) which is a Company Affiliate) or which is maintained by, administered or contributed to by, or required to be contributed to by,

24 the Company, any of its Subsidiaries or any Company Affiliate, or under which the Company or any of its Subsidiaries or any Company Affiliate has any current liability or may incur liability after the date hereof (each, a “Company Employee Plan”). (d) With respect to Company Options granted pursuant to the Company Plan, (i) each Company Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualified at the time of its grant, (ii) each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each Company Option grant was made in accordance with the terms of the Company Plan and all other applicable Law and regulatory rules or requirements and (iv) the per share exercise price of each Company Option was not less than the fair market value of a share of Company Common Stock on the applicable Grant Date. (e) Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter with respect to such qualified status from the IRS. To the Knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect the qualified status of any such Company Employee Plan or the exempt status of any related trust. (f) Each Company Employee Plan has been maintained in compliance, in all material respects, with its terms and, both as to form and operation, with all applicable Law, including the Code and ERISA. No action or claims (other than routine claims for benefits made in the ordinary course of Company Employee Plan administration) are pending, or to the Knowledge of the Company, threatened, or imminent against or with respect to the Company Employee Plan. (g) Neither the Company nor any of its Subsidiaries has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any “prohibited transaction,” as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA. Neither the Company nor any of its Subsidiaries has knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Company Employee Plan subject to ERISA and neither the Company nor any of its Subsidiaries has been assessed any civil penalty under Section 502(l) of ERISA. (h) No Company Employee Plan is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, and neither the Company nor any of its ERISA Affiliates has ever maintained, contributed to or partially or completely withdrawn from, or incurred any obligation or liability with respect to, any such plan. No Company Employee Plan is a Multiemployer Plan, and neither the Company nor any of its ERISA Affiliates has ever contributed to or had an obligation to contribute, or incurred any liability in respect of a contribution, to any Multiemployer Plan. No Company Employee Plan is a Multiple Employer Plan. No Company Employee Plan is

25 a Multiple Employer Welfare Arrangement. Neither the Company nor any of its ERISA Affiliates sponsors or maintains any self-funded welfare employee benefit plan. (i) No Company Employee Plan provides for medical or death benefits beyond termination of service or retirement, other than (i) pursuant to COBRA or an analogous state law requirement or (ii) death or retirement benefits under a Company Employee Plan qualified under Section 401(a) of the Code. No Company Plan is subject to any Law of a foreign jurisdiction outside of the United States. (j) Neither the Company nor any of its Subsidiaries is a party to any Contract that has resulted or would reasonably be expected to result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Section 280G of the Code or (ii) any amount the deduction for which would be disallowed under Section 162(m) of the Code. (k) To the Knowledge of the Company, no Company Options or other equity- based awards issued or granted by the Company are subject to the requirements of Code Section 409A. To the Knowledge of the Company, each “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) (each, a “409A Plan”) under which the Company makes, is obligated to make or promises to make, payments, complies in all material respects, in both form and operation, with the requirements of Code Section 409A and the guidance thereunder. No payment currently to be made under any 409A Plan is or, to the Knowledge of the Company, will be subject to the penalties of Code Section 409A(a)(1). (l) The Company and each of its Subsidiaries is in material compliance with all of its bonus, commission and other compensation plans and has paid any and all amounts required to be paid under such plans, including any and all bonuses and commissions (or pro rata portion thereof) that may have accrued or been earned through the calendar quarter preceding the Effective Time, and is not liable for any material payments, taxes or penalties for failure to comply with any of the terms or conditions of such plans or the laws governing such plans. (m) The Company and each of its Subsidiaries is in material compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, worker classification, tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation, and hours of work, and in each case, with respect to the employees of the Company and its Subsidiaries: (i) has withheld and reported all material amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, (ii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). To the Knowledge of the Company, there are no pending or threatened or reasonably anticipated claims or actions against the Company, any of its Subsidiaries, any Company trustee or any trustee of any Subsidiary under any workers’ compensation policy or long-term disability

26 policy. Neither the Company nor any Subsidiary thereof is a party to a conciliation agreement, consent decree or other agreement or order with any federal, state, or local agency or governmental authority with respect to employment practices. (n) Section 2.17(n) of the Company Disclosure Schedule lists all contractual liabilities of the Company or any of its Subsidiaries to any employee that result from the termination by the Company or any of its Subsidiaries of such employee’s employment or provision of services, a change of control of the Company, or a combination thereof. Neither the Company nor any of its Subsidiaries has any material liability with respect to any misclassification of: (a) any Person as an independent contractor rather than as an employee, (b) any employee leased from another employer, or (c) any employee currently or formerly classified as exempt from overtime wages. Neither the Company nor any Subsidiary has taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any liability or obligation under WARN or any similar state or local law that remains unsatisfied. No terminations of employees of the Company or any of its Subsidiaries prior to the Closing would trigger any notice or other obligations under the WARN Act or similar state or local law. (o) With respect to each Company Employee Plan, the Company has made available to Caladrius a true and complete copy of, to the extent applicable, (i) such Company Employee Plan, (ii) the three most recent annual reports (Form 5500) as filed with the IRS, (iii) each currently effective trust agreement related to such Company Employee Plan, (iv) the most recent summary plan description for each Company Employee Plan for which such description is required, along with all summaries of material modifications, amendments, resolutions and all other material plan documentation related thereto in the possession of the Company, (v) the most recent IRS determination or opinion letter or analogous ruling under foreign law issued with respect to any Company Employee Plan, and (vi) any filings under any amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Body. (p) There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, job action, union, organizing activity, question concerning representation or any similar activity or dispute, affecting the Company or any of its Subsidiaries. No event has occurred, and no condition or circumstance exists, that might directly or indirectly be likely to give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute. (q) Neither the Company nor any of its Subsidiaries is, nor has the Company or any of its Subsidiaries been, engaged in any unfair labor practice within the meaning of the National Labor Relations Act. There is no Legal Proceeding, claim, labor dispute or grievance pending or, to the Knowledge of the Company, threatened or reasonably anticipated relating to any employment contract, privacy right, labor dispute, wages and hours, leave of absence, plant closing notification, workers’ compensation policy, long-term disability policy, harassment, retaliation, immigration, employment statute or regulation, safety or discrimination matter involving any Company Associate, including charges of unfair labor practices or discrimination complaints. There are no actions, suits, claims or administrative matters pending or, to the

27 Knowledge of the Company, threatened or reasonably anticipated against the Company or any of its Subsidiaries relating to any employee, employment agreement or Company Employee Plan (other than routine claims for benefits). (r) There is no contract, agreement, plan or arrangement to which the Company or any Company Affiliate is a party or by which it is bound to compensate any of its employees for excise taxes paid pursuant to Section 4999 of the Code. 2.18 Environmental Matters. Since January 1, 2019, the Company and each of its Subsidiaries has complied with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in compliance that, individually or in the aggregate, would not result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received since January 1, 2019, any written notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is not in compliance with any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s or any of its Subsidiaries’ compliance with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company: (i) no current or prior owner of any property leased or controlled by the Company or any of its Subsidiaries has received since January 1, 2019, any written notice or other communication relating to property owned or leased at any time by the Company or any of its Subsidiaries, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company or any of its Subsidiaries is not in compliance with or violated any Environmental Law relating to such property and (ii) neither the Company nor any of its Subsidiaries has any material liability under any Environmental Law. 2.19 Insurance. The Company has made available to Caladrius accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of the Company and each of its Subsidiaries. Each of such insurance policies is in full force and effect and the Company and each of its Subsidiaries are in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2019, neither the Company nor any of its Subsidiaries has received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy. The Company and each of its Subsidiaries have provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending against the Company or any of its Subsidiaries for which the Company or such Subsidiary has insurance coverage, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed the Company or any of its Subsidiaries of its intent to do so. 2.20 No Financial Advisors. Except as set forth on Section 2.20 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with

28 the Contemplated Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. 2.21 Disclosure. The information supplied by the Company and each of its Subsidiaries for inclusion in the Proxy Statement (including any of the Company Financials) will not, as of the date of the Proxy Statement or as of the date such information is prepared or presented, (i) contain any statement that is inaccurate or misleading with respect to any material facts, or (ii) omit to state any material fact necessary in order to make such information, in light of the circumstances under which such information will be provided, not false or misleading. 2.22 Transactions with Affiliates. Section 2.22 of the Company Disclosure Schedule describes any material transactions or relationships, since January 1, 2019, between, on one hand, the Company or any of its Subsidiaries and, on the other hand, any (a) executive officer or director of the Company or any of its Subsidiaries or any of such executive officer’s or director’s immediate family members, (b) owner of more than five percent (5%) of the voting power of the outstanding Company Capital Stock or (c) to the Knowledge of the Company, any “related person” (within the meaning of Item 404 of Regulation S-K under the Securities Act) of any such officer, director or owner (other than the Company or its Subsidiaries) in the case of each of (a), (b) or (c) that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. 2.23 No Other Representations or Warranties. The Company hereby acknowledges and agrees that, except for the representations and warranties contained in this Agreement, neither Caladrius nor any other person on behalf of Caladrius makes any express or implied representation or warranty with respect to Caladrius or with respect to any other information provided to the Company, any of its Subsidiaries or stockholders or any of their respective Affiliates in connection with the transactions contemplated hereby, and (subject to the express representations and warranties of Caladrius set forth in Section 3 (in each case as qualified and limited by the Caladrius Disclosure Schedule)) none of the Company, its Subsidiaries or any of their respective Representatives or stockholders, has relied on any such information (including the accuracy or completeness thereof). Section 3 Representations and Warranties of Caladrius and Merger Sub Subject to Section 10.13(h), except (i) as set forth in the written disclosure schedule delivered by Caladrius to the Company (the “Caladrius Disclosure Schedule”) or (ii) as disclosed in the Caladrius SEC Documents filed with the SEC prior to the date hereof and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval system (but (A) without giving effect to any amendment thereof filed with, or furnished to, the SEC on or after the date hereof and (B) excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature), Caladrius and Merger Sub represent and warrant to the Company as follows:

29 3.1 Due Organization; Subsidiaries; Etc. (a) Each of Caladrius and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used; and (iii) to perform its obligations under all Contracts by which it is bound. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement. (b) Caladrius is licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the laws of all jurisdictions where the nature of its business requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Caladrius Material Adverse Effect. (c) Caladrius does not own any capital stock of, or any equity ownership or profit sharing interest of any nature in, or control directly or indirectly, any other Entity other than the capital stock of its Subsidiaries, each of which and Caladrius’ ownership therein are set forth on Section 3.1(c) of the Caladrius Disclosure Schedule. Caladrius is not and has not otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business entity. Caladrius has not agreed and is not obligated to make, nor is Caladrius bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Caladrius has not, at any time, been a general partner of, and has not otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity. (d) No Caladrius Subsidiary has any material operations, assets or liabilities. 3.2 Organizational Documents. Caladrius has made available to the Company accurate and complete copies of Caladrius’ Organizational Documents. Caladrius is not in breach or violation of its Organizational Documents in any material respect. 3.3 Authority; Binding Nature of Agreement. Each of Caladrius and Merger Sub has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the Contemplated Transactions. The Caladrius Board (at meetings duly called and held) has: (a) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Caladrius and its stockholders; (b) approved and declared advisable this Agreement and the Contemplated Transactions, including the issuance of shares of Caladrius Common Stock to the stockholders of the Company pursuant to the terms of this Agreement; and (c) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of Caladrius vote to approve this Agreement and the Contemplated Transactions, including the issuance of shares of Caladrius Common Stock to the stockholders of the Company pursuant to the terms of this Agreement. The Merger Sub Board (by unanimous written consent) has: (x) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of Merger Sub and its sole stockholder; (y) deemed advisable

30 and approved this Agreement and the Contemplated Transactions; and (z) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholder of Merger Sub vote to adopt this Agreement and thereby approve the Contemplated Transactions. This Agreement has been duly executed and delivered by Caladrius and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Caladrius and Merger Sub, enforceable against each of Caladrius and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions. Prior to the execution of the Caladrius Stockholder Support Agreements, the Caladrius Board approved the Caladrius Stockholder Support Agreements and the transactions contemplated thereby. 3.4 Vote Required. The affirmative vote of the holders of a majority of the shares of Caladrius Capital Stock entitled to vote thereon (the “Required Caladrius Stockholder Vote”) is the only vote of the holders of any class or series of Caladrius’ capital stock necessary to approve the Caladrius Stockholder Matters. 3.5 Non-Contravention; Consents. Subject to obtaining the Required Caladrius Stockholder Vote and the filing of the Certificate of Merger required by the DGCL, neither (x) the execution, delivery or performance of this Agreement by Caladrius or Merger Sub, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any of the provisions of the Organizational Documents of Caladrius or Merger Sub; (b) contravene, conflict with or result in a material violation of, or give any Governmental Body or other Person the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which Caladrius or any of the assets owned or used by Caladrius, is subject; (c) contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Caladrius or that otherwise relates to the business of Caladrius, or any of the assets owned, leased or used by Caladrius; (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Caladrius Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Caladrius Material Contract; (ii) any material payment, rebate, chargeback, penalty or change in delivery schedule under any such Caladrius Material Contract; (iii) accelerate the maturity or performance of any Caladrius Material Contract; or (iv) cancel, terminate or modify any term of any Caladrius Material Contract, except in the case of any non-material breach, default, penalty or modification; or (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Caladrius (except for Permitted Encumbrances). Except for (i) the Required Caladrius Stockholder Vote, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be

31 required under applicable federal and state securities laws, Caladrius was not, is not, and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Contemplated Transactions. The Caladrius Board and the Merger Sub Board have taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the Caladrius Stockholder Support Agreements and to the consummation of the Contemplated Transactions. No other state takeover statute or similar Law applies or purports to apply to the Merger, this Agreement, the Caladrius Stockholder Support Agreements or any of the Contemplated Transactions. 3.6 Capitalization, Etc. (a) The authorized capital stock of Caladrius consists of (i) 500,000,000 shares of Caladrius Common Stock, par value $0.001 per share, of which 60,544,144 shares are issued and 60,533,064 are outstanding as of March 31, 2022 (the “Capitalization Date”) and (ii) 20,000,000 shares of Preferred Stock, par value $0.01 per share, of which 10,000 shares are issued and are outstanding as of the Capitalization Date. Caladrius holds 11,080 shares of its capital stock in its treasury. (b) All of the outstanding shares of Caladrius Capital Stock have been duly authorized and validly issued, and are fully paid and nonassessable and are free of any Encumbrances, other than those imposed by relevant securities laws. None of the outstanding shares of Caladrius Capital Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right. None of the outstanding shares of Caladrius Capital Stock is subject to any right of first refusal in favor of Caladrius. Except as contemplated herein, there is no Caladrius Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Caladrius Capital Stock. Caladrius is not under any obligation, nor is Caladrius bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Caladrius Capital Stock or other securities. Section 3.6(b) of the Caladrius Disclosure Schedule accurately and completely describes all repurchase rights held by Caladrius with respect to shares of Caladrius Capital Stock (including shares issued pursuant to the exercise of stock options) and specifies which of those repurchase rights are currently exercisable. (c) Except for the Caladrius Biosciences, Inc. amended 2018 Equity Incentive Compensation Plan, as amended, the Caladrius Biosciences, Inc. 2015 Equity Compensation Plan and the Caladrius Biosciences, Inc. 2009 Stock Option and Incentive Plan (collectively, the “Caladrius Stock Plans”) and the Caladrius Biosciences, Inc. amended 2017 Employee Stock Purchase Plan (the “Caladrius ESPP”), Caladrius does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. As of the date of this Agreement, Caladrius has reserved 9,892,300 shares of Caladrius Common Stock for issuance under the Caladrius Stock Plans, of which 2,670,792 shares have been issued and 1,949,166 are currently outstanding, 2,633,378 shares have been reserved for issuance upon exercise of Caladrius Options granted under the Caladrius Stock Plans, 1,455,395 shares have been reserved for issuance upon exercise of outstanding Caladrius RSUs and 3,493,600

32 shares remain available for future issuance pursuant to the Caladrius Stock Plans. As of the date of this Agreement, Caladrius has reserved 300,577 shares of Caladrius Common Stock for future issuance pursuant to the Caladrius ESPP. Section 3.6(c) of the Caladrius Disclosure Schedule sets forth the following information with respect to each Caladrius Award outstanding as of the date of this Agreement: (i) the name of the recipient; (ii) the number of shares of Caladrius Common Stock subject to such Caladrius Award at the time of grant; (iii) the number of shares of Caladrius Common Stock subject to such Caladrius Award as of the date of this Agreement; (iv) the exercise price of each Caladrius Option; (v) the date on which such Caladrius Award was granted; (vi) the applicable vesting schedule, including the number of vested and unvested shares as of the date of this Agreement; (vii) the date on which such Caladrius Award expires; and (viii) whether such Caladrius Option is an “incentive stock option” (as defined in the Code) or a non-qualified stock option. Caladrius has made available to the Company accurate and complete copies of equity incentive plans pursuant to which Caladrius has equity-based awards, the forms of all award agreements evidencing such equity-based awards and evidence of board and stockholder approval of the Caladrius Stock Plans and any amendments thereto. (d) Except for the outstanding Caladrius Awards or as set forth on Section 3.6(d) of the Caladrius Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Caladrius; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Caladrius; (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which Caladrius is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that is reasonably likely to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Caladrius. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Caladrius. (e) All outstanding shares of Caladrius Common Stock, Caladrius Awards and other securities of Caladrius have been issued and granted in material compliance with (i) all applicable securities laws and other applicable Law, and (ii) all requirements set forth in applicable Contracts. 3.7 SEC Filings; Financial Statements. (a) Caladrius has delivered to the Company accurate and complete copies of all registration statements, proxy statements, Certifications and other statements, reports, schedules, forms and other documents filed by Caladrius with the SEC since January 1, 2019 (the “Caladrius SEC Documents”), other than such documents that can be obtained on the SEC’s website at www.sec.gov. Except as set forth on Section 3.7(a) of the Caladrius Disclosure Schedule, all material statements, reports, schedules, forms and other documents required to have been filed by Caladrius or its officers with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the Caladrius SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and as of the time they were filed, none of the Caladrius SEC Documents contained any

33 untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The certifications and statements required by (i) Rule 13a-14 under the Exchange Act and (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Caladrius SEC Documents (collectively, the “Certifications”) are accurate and complete and comply as to form and content with all applicable Laws. As used in this Section 3.7, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. (b) The financial statements (including any related notes) contained or incorporated by reference in the Caladrius SEC Documents (the “Caladrius Financials”): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present, in all material respects, the financial position of Caladrius as of the respective dates thereof and the results of operations and cash flows of Caladrius for the periods covered thereby. Other than as expressly disclosed in the Caladrius SEC Documents filed prior to the date hereof, there has been no material change in Caladrius’ accounting methods or principles that would be required to be disclosed in Caladrius’ financial statements in accordance with GAAP. The books of account and other financial records of Caladrius and each of its Subsidiaries are true and complete in all material respects. (c) Caladrius’ auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) to the Knowledge of Caladrius, “independent” with respect to Caladrius within the meaning of Regulation S-X under the Exchange Act; and (iii) to the Knowledge of Caladrius, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. (d) Caladrius has not received any comment letter from the SEC or the staff thereof or any correspondence from Nasdaq or the staff thereof relating to the delisting or maintenance of listing of the Caladrius Common Stock on the Nasdaq Capital Market. Caladrius has not disclosed any unresolved comments in the Caladrius SEC Documents. (e) Since January 1, 2019, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, or general counsel of Caladrius, the Caladrius Board or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls required by the Sarbanes-Oxley Act.

34 (f) Caladrius is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and governance rules and regulations of the Nasdaq Capital Market. (g) Caladrius maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that Caladrius maintains records that in reasonable detail accurately and fairly reflect Caladrius’ transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Caladrius Board, and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Caladrius’ assets that could have a material effect on Caladrius’ financial statements. Caladrius has evaluated the effectiveness of Caladrius’ internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable Caladrius SEC Document that is a report on Form 10-K or Form 10-Q (or any amendment thereto) its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. Caladrius has disclosed to Caladrius’ auditors and the Audit Committee of the Caladrius Board (and made available to the Company a summary of the significant aspects of such disclosure) (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Caladrius’ ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Caladrius’ or its Subsidiaries’ internal control over financial reporting. Except as disclosed in the Caladrius SEC Documents filed prior to the date hereof, Caladrius has not identified any material weaknesses in the design or operation of Caladrius’ internal control over financial reporting. Since January 1, 2019, there have been no material changes in Caladrius’ internal control over financial reporting. (h) Caladrius’ “disclosure controls and procedures” (as defined in Rules 13a- 15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Caladrius in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Caladrius’ management as appropriate to allow timely decisions regarding required disclosure and to make the Certifications. (i) Since January 1, 2021, Caladrius has not entered into or effected any securitization transactions or any “off-balance sheet arrangements” of the type required to be disclosed pursuant to Item 303 of Regulation S-K under the Exchange Act. 3.8 Absence of Changes. Except as set forth on Section 3.8 of the Caladrius Disclosure Schedule, between December 31, 2021, and the date of this Agreement, Caladrius has conducted its business only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto)

35 and there has not been any (a) Caladrius Material Adverse Effect or (b) action, event or occurrence that would have required consent of the Company pursuant to Section 4.1(b) of this Agreement had such action, event or occurrence taken place after the execution and delivery of this Agreement. 3.9 Absence of Undisclosed Liabilities. As of the date hereof, Caladrius does not have any Liability, individually or in the aggregate, except for: (a) Liabilities identified as such in the “liabilities” column of the Caladrius Audited Balance Sheet; (b) normal and recurring current Liabilities that have been incurred by Caladrius since the date of the Caladrius Audited Balance Sheet in the Ordinary Course of Business and which are not in excess of $100,000, in the aggregate; (c) Liabilities for performance of obligations of Caladrius under Caladrius Contracts; and (d) Liabilities incurred in connection with the Contemplated Transactions. 3.10 Title to Assets. Caladrius owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it, including: (a) all assets reflected on the Caladrius Audited Balance Sheet; and (b) all other assets reflected in the books and records of Caladrius as being owned by Caladrius. All of such assets are owned or, in the case of leased assets, leased by Caladrius free and clear of any Encumbrances, other than Permitted Encumbrances. 3.11 Real Property; Leasehold. (a) Caladrius does not own and has never owned any real property. Caladrius has made available to the Company (a) an accurate and complete list of all real properties with respect to which Caladrius directly or indirectly holds a valid leasehold interest as well as any other real estate that is in the possession of or leased by Caladrius (the “Caladrius Leased Real Property”), and (b) copies of all leases under which any such real property is possessed (the “Caladrius Real Estate Leases”), each of which is in full force and effect, with no existing material default thereunder. (b) Caladrius has not received any written notice from any Governmental Body of a violation of any governmental requirements (including Environmental Laws) with respect to any of the Caladrius Leased Real Property and, to Caladrius’ Knowledge, the Caladrius Leased Real Property is not in violation of any material governmental requirements. 3.12 Intellectual Property. (a) To the Knowledge of Caladrius, Caladrius owns, or has the right to use, as currently being used by Caladrius, all Caladrius IP Rights, and with respect to Caladrius IP Rights that are owned by Caladrius, has the right to bring actions for the infringement of such Caladrius IP Rights, in each case except for any failure to own or have the right to use or bring actions that would not reasonably be expected to have a Caladrius Material Adverse Effect. (b) Section 3.12(b) of the Caladrius Disclosure Schedule is an accurate, true and complete listing of all Caladrius Registered IP.

36 (c) Section 3.12(c) of the Caladrius Disclosure Schedule accurately identifies (i) all Caladrius Contracts pursuant to which Caladrius IP Rights are licensed to Caladrius (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of Caladrius products or services, (B) any Intellectual Property licensed ancillary to the purchase or use of equipment, reagents or other materials and (C) any confidential information provided under confidentiality agreements), and (ii) whether the license or licenses granted to Caladrius are exclusive or non-exclusive. (d) Section 3.12(d) of the Caladrius Disclosure Schedule accurately identifies each Caladrius Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Caladrius IP Rights (other than (i) any confidential information provided under confidentiality agreements; (ii) any non-disclosure or other template agreements entered into in the Ordinary Course of Business; and (iii) any Caladrius IP Rights non-exclusively licensed to suppliers or service providers for the sole purpose of enabling such supplier or service providers to provide services for Caladrius’ benefit). Caladrius is not bound by, and no Caladrius IP Rights are subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of Caladrius to use, exploit, assert or enforce any Caladrius IP Rights anywhere in the world, in each case as would materially limit the business of Caladrius as currently conducted. (e) Caladrius exclusively owns all right, title, and interest to and in Caladrius IP Rights (other than (i) Caladrius IP Rights exclusively and non-exclusively licensed Caladrius, as identified in Section 3.12(c) of the Caladrius Disclosure Schedule), (ii) any non-customized software that (A) is licensed to Caladrius solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (B) is not incorporated into, or material to the development, manufacturing, or distribution of, any of Caladrius’ products or services and (iii) any Intellectual Property licensed ancillary to the purchase or use of equipment, reagents or other materials), in each case, free and clear of any Encumbrances (other than Permitted Encumbrances). Without limiting the generality of the foregoing: (i) All documents and instruments necessary to register or apply for or renew registration of all Caladrius Registered IP has been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body except for any such failure, individually or collectively, that would not reasonably be expected to have a Caladrius Material Adverse Effect. (ii) Each Person who is or was an employee or contractor of Caladrius and who is or was involved in the creation or development of any Caladrius IP Rights purported to be owned by Caladrius has signed a valid, enforceable written agreement containing an assignment of such Intellectual Property to Caladrius and confidentiality provisions protecting trade secrets and confidential information of Caladrius; provided, that any such agreement with a third party contractor for research, development or manufacturing services on behalf of Caladrius may provide that such third party contractor reserves its rights in improvements to such third party contractor’s Intellectual Property or generally applicable research, development or manufacturing technology, in either case that is not specific to any product or service of Caladrius.

37 (iii) To the Knowledge of Caladrius, no current or former stockholder, officer, director, employee or contractor of Caladrius has any claim, right (whether or not currently exercisable), or interest to or in any Caladrius IP Rights purported to be owned by Caladrius. To the Knowledge of Caladrius, no employee or contractor of Caladrius is (a) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for Caladrius or (b) in breach of any Contract with any current or former employer or other Person concerning Caladrius IP Rights purported to be owned by Caladrius or confidentiality provisions protecting trade secrets and confidential information comprising Caladrius IP Rights purported to be owned by Caladrius. (iv) No funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any Caladrius IP Rights in which Caladrius has an ownership interest. (v) Caladrius has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information that Caladrius holds, or purports to hold, as a trade secret. (vi) Caladrius has not assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Caladrius Registered IP to any other Person. (vii) To the Knowledge of Caladrius, the Caladrius IP Rights constitute all Intellectual Property necessary for Caladrius to conduct its business as currently conducted. (f) Caladrius has delivered, or made available to the Company, a complete and accurate copy of all material Caladrius IP Rights Agreements. Caladrius is not a party to any Contract that, as a result of such execution, delivery and performance of this Agreement, will cause the grant of any license or other right to any Caladrius IP Rights or impair the right of Caladrius or the Surviving Corporation and its Subsidiaries to use, sell or license or enforce any Caladrius IP Rights or portion thereof, except for the occurrence of any such grant or impairment that would not individually or in the aggregate, reasonably be expected to result in a Caladrius Material Adverse Effect. (g) With respect to each of the Caladrius IP Rights Agreements: (i) each such agreement is valid and binding on Caladrius and in full force and effect; (ii) Caladrius has not received any notice of termination or cancellation under such agreement, or received any written notice of breach or default under such agreement, which breach has not been cured or waived; and (iii) neither Caladrius, and to the Knowledge of Caladrius, nor any other party to any such agreement, is in breach or default thereof in any material respect. (h) The manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Caladrius, (i) to the Knowledge of Caladrius, does not infringe or misappropriate any valid Intellectual Property right of any other party, which infringement or misappropriation would reasonably be expected to have a Caladrius Material Adverse Effect and (ii) does not violate or constitute a breach of any license or agreement between Caladrius and any third party. To the Knowledge of Caladrius, no third party is infringing

38 upon any Caladrius IP Rights, or violating any license or agreement with Caladrius relating to any Caladrius IP Rights. (i) To the Knowledge of Caladrius, there is no current or pending Legal Proceeding (including, but not limited to, opposition, interference or other proceeding in any patent or other government office) contesting the validity, ownership or right to use, sell, license or dispose of any Caladrius IP Rights. Caladrius has not received any written notice asserting that any Caladrius IP Rights or the proposed use, sale, license or disposition thereof conflicts with or infringes or misappropriates or will conflict with or infringe or misappropriate the rights of any other party. (j) Each item of Caladrius IP Rights that is Caladrius Registered IP is and at all times has been filed and maintained in compliance with all applicable Law and all filings, payments and other actions required to be made or taken to maintain such item of Caladrius Registered IP in full force and effect have been made by the applicable deadline, except for any failure to perform any of the foregoing, individually or collectively, that would not reasonably be expected to have a Caladrius Material Adverse Effect. (k) To the Knowledge of Caladrius, no trademark (whether registered or unregistered) or trade name owned, used, or applied for by Caladrius conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used, or applied for by any other Person. None of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which Caladrius has or purports to have an ownership interest has been impaired as determined by Caladrius in accordance with GAAP. (l) Except as may be set forth in the Contracts listed on Section 3.12(c) or 3.12(d) of the Caladrius Disclosure Schedule (i) Caladrius is not bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to any Intellectual Property infringement, misappropriation, or similar claim, and (ii) Caladrius has never assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation, or violation of any Intellectual Property right, which assumption, agreement or responsibility remains in force as of the date of this Agreement. 3.13 Agreements, Contracts and Commitments. (a) Caladrius’ material contracts (the “Caladrius Material Contracts”) are the material contracts as defined in Item 601(b)(10) of Regulation S-K as promulgated under the Securities Act and as filed with the exhibit list to Caladrius’ Annual Report on Form 10-K for the year ended December 31, 2021. (b) Caladrius has delivered or made available to the Company accurate and complete copies of all Caladrius Material Contracts, including all amendments thereto. Caladrius has not nor, to Caladrius’ Knowledge as of the date of this Agreement, has any other party to a Caladrius Material Contract, breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of any Caladrius Material Contract in such manner as would permit any other party to cancel or terminate any such Caladrius Material Contract, or would permit any other party to seek damages which would reasonably be

39 expected to have a Caladrius Material Adverse Effect. As to Caladrius, as of the date of this Agreement, each Caladrius Material Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right pursuant to the terms of any Caladrius Material Contract to change, any material amount paid or payable to Caladrius under any Caladrius Material Contract or any other material term or provision of any Caladrius Material Contract. 3.14 Compliance; Permits; Restrictions. (a) Caladrius is, and since January 1, 2019, has been, in compliance in all material respects with all applicable Laws. No investigation, claim, suit, proceeding, audit or other action by any Governmental Body is pending or, to the Knowledge of Caladrius, threatened against Caladrius. There is no agreement, judgment, injunction, order or decree binding upon Caladrius which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Caladrius, any acquisition of material property by Caladrius or the conduct of business by Caladrius as currently conducted, (ii) is reasonably likely to have an adverse effect on Caladrius’ ability to comply with or perform any covenant or obligation under this Agreement, or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions. (b) Each of Caladrius and Merger Sub holds all required Governmental Authorizations that are material to the operation of the business of Caladrius and Merger Sub as currently conducted (collectively, the “Caladrius Permits”). Section 3.14(b) of the Caladrius Disclosure Schedule identifies each Caladrius Permit. Each of Caladrius and Merger Sub is in material compliance with the terms of the Caladrius Permits. No Legal Proceeding is pending or, to the Knowledge of Caladrius, threatened, which seeks to revoke, limit, suspend, or materially modify any Caladrius Permit. The rights and benefits of each Caladrius Permit will be available to Caladrius and Surviving Corporation immediately after the Effective Time on terms substantially identical to those enjoyed by Caladrius and Merger Sub as of the date of this Agreement and immediately prior to the Effective Time. (c) There are no proceedings pending or, to the Knowledge of Caladrius, threatened with respect to an alleged material violation by Caladrius of the FDCA, FDA regulations adopted thereunder, the Controlled Substance Act or any other similar Law promulgated by a Drug Regulatory Agency. (d) Each of Caladrius and Merger Sub holds all required Governmental Authorizations issuable by any Drug Regulatory Agency necessary for the conduct of the business of Caladrius and Merger Sub as currently conducted, and, as applicable, the development, clinical testing, manufacturing, marketing, distribution and importation or exportation, as currently conducted, of any of its products or product candidates (the “Caladrius Product Candidates”) (the “Caladrius Regulatory Permits”) and no such Caladrius Regulatory Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any adverse manner other than immaterial adverse modifications. Caladrius is in compliance in all material respects with the Caladrius Regulatory Permits and neither Caladrius nor Merger Sub has received any written notice or other written communication from any Drug Regulatory Agency regarding (A) any material violation of or failure to comply materially with any term or requirement of any Caladrius

40 Regulatory Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Caladrius Regulatory Permit. Caladrius has made available to the Company all information requested by the Company in Caladrius’ possession or control relating to the Caladrius Product Candidates and the development, clinical testing, manufacturing, importation and exportation of the Caladrius Product Candidates, including complete copies of the following (to the extent there are any): (x) adverse event reports; clinical study reports and material study data; inspection reports, notices of adverse findings, warning letters, filings and letters and other written correspondence to and from any Drug Regulatory Agency; and meeting minutes with any Drug Regulatory Agency; and (y) similar reports, material study data, notices, letters, filings, correspondence and meeting minutes with any other Governmental Body. (e) All clinical, pre-clinical and other studies and tests conducted by or, to the Knowledge of Caladrius, on behalf of, or sponsored by, Caladrius or in which Caladrius or its respective products or product candidates, including the Caladrius Product Candidates, have participated were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and ethics and in compliance in all material respects with the applicable regulations of the Drug Regulatory Agencies and other applicable Law, including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58 and 312. Since January 1, 2019, neither Caladrius nor Merger Sub has received any notices, correspondence, or other communications from any Drug Regulatory Agency requiring or, to the Knowledge of Caladrius, threatening to initiate, the termination or suspension of any clinical trials conducted by or on behalf of, or sponsored by, Caladrius or in which Caladrius or its current products or product candidates, including the Caladrius Product Candidates, have participated. (f) Caladrius is not the subject of any pending or, to the Knowledge of Caladrius, threatened investigation in respect of its business or products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto, or any other Drug Regulatory Agency pursuant to any similar Laws or regulations promulgated or enforced thereby. To the Knowledge of Caladrius, Caladrius has not committed any acts, made any statement, or failed to make any statement, in each case in respect of its business or products that would violate FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, and any amendments thereto, or any other Drug Regulatory Agency pursuant to any similar Laws or regulations promulgated or enforced thereby. None of Caladrius, Merger Sub, or any of their respective officers, employees or agents has been convicted of any crime or engaged in any conduct that could result in a debarment or exclusion (i) under 21 U.S.C. Section 335a or (ii) any similar applicable Law. To the Knowledge of Caladrius, no debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or threatened against Caladrius or any of its officers, employees or agents. 3.15 Legal Proceedings; Orders. (a) Except as set forth in Section 3.15 of the Caladrius Disclosure Schedule, there is no pending Legal Proceeding and, to the Knowledge of Caladrius, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves Caladrius or any Caladrius Associate (in his or her capacity as such) or any of the material assets owned or used by Caladrius;

41 or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions. (b) There is no order, writ, injunction, judgment or decree to which Caladrius, or any of the material assets owned or used by Caladrius is subject. To the Knowledge of Caladrius, no officer or other Key Employee of Caladrius is subject to any order, writ, injunction, judgment or decree that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of Caladrius or to any material assets owned or used by Caladrius. 3.16 Tax Matters. (a) Each of Caladrius and Merger Sub has timely filed all federal, state and local Tax Returns and other material Tax Returns that they were required to file under applicable Law. All such Tax Returns, following any subsequent amendments, were correct and complete in all material respects and have been prepared in material compliance with all applicable Law. Subject to exceptions as would not be material, no written claim has ever been made by an authority in a jurisdiction where Caladrius does not file Tax Returns that it is subject to taxation by that jurisdiction. (b) To the Knowledge of Caladrius, all material Taxes due and owing by Caladrius on or before the date hereof (whether or not shown on any Tax Return) have been paid. Since the date of the Caladrius Audited Balance Sheet, Caladrius has not incurred any material Liability for Taxes outside the Ordinary Course of Business or otherwise inconsistent with past custom and practice. (c) Each of Caladrius and Merger Sub has withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. (d) There are no Encumbrances for material Taxes (other than Taxes not yet due and payable) upon any of the assets of Caladrius. (e) No deficiencies for material Taxes with respect to Caladrius have been claimed, proposed or assessed by any Governmental Body in writing. There are no pending (or, based on written notice, threatened) material audits, assessments or other actions for or relating to any Tax Return or any liability in respect of Taxes of Caladrius. Caladrius has not (nor has Merger Sub or any of their respective predecessors) waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency. Caladrius has not received in writing from any Tax authority any notice of proposed adjustment relating to any Tax Return filed by Caladrius. Caladrius is not a party to or bound by any closing or other agreement or ruling with any Governmental Entity with respect to Taxes. (f) Caladrius has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

42 (g) Caladrius is a not party to any material Tax allocation, Tax sharing or similar agreement (including indemnity arrangements), other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers and landlords. (h) Caladrius has never been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is Caladrius). Caladrius does not have any material Liability for the Taxes of any Person (other than Caladrius and Merger Sub) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law) or as a transferee or successor. (i) Caladrius will not be required to include any income or gain or exclude any deduction or loss from taxable income for any Tax period or portion thereof ending after the Closing as a result of (A) any adjustment under Section 481 of the Code (or any corresponding provision of state, local or non-U.S. Tax Law) by reason of a change in a method of accounting, or use of an improper method of accounting, or otherwise, for a taxable period that ends on or prior to the Closing Date; (B) any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of applicable state, local or non-U.S. Law) entered into prior to the Closing; (C) any intercompany transaction or excess loss account described in the Treasury Regulations promulgated pursuant to Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) with respect to a transaction occurring prior to the Closing; (D) any installment sale or open transaction disposition made prior to the Closing; or (E) any deferred revenue or prepaid amount received on or prior to the Closing Date. Caladrius has not made an election under Section 965(h) or Section 108(i) of the Code (or any corresponding or similar provision of state, local or non-U.S. Law). (j) Caladrius has not (A) deferred, extended or delayed the payment of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, (B) failed to properly comply with and duly account for all credits received under Sections 7001 through 7005 of the Families First Coronavirus Response Act (Public Law 116-127) and Section 2301 of the CARES Act, (C) deferred any payroll tax obligations (including those imposed by Section 3101(a) and 3201 of the Code) (for example, by failure to timely withhold, deposit or remit such amounts in accordance with the applicable provisions of the Code and the Treasury Regulations promulgated thereunder) pursuant to or in connection with the Payroll Tax Executive Order, or (D) sought, or intends to seek, a covered loan under Section 7(a)(36) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act. (k) Caladrius has not, nor has ever had, a permanent establishment (as defined in any applicable Tax treaty or convention), an office or fixed place of business, or otherwise is or has been subject to Tax, in any country other than the country in which it is organized. (l) Caladrius is currently in compliance with the requirements for all Tax holidays and similar Tax benefits and have been in compliance since such holiday or benefit was originally claimed. To the Knowledge of Caladrius, no such Tax holiday or similar Tax benefit will terminate by reason of the transactions contemplated by this Agreement, or will be subject to recapture or clawback.

43 (m) Caladrius has not distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code in the last two years. (n) Caladrius has not entered into any transaction identified as a “reportable transaction” for purposes of Treasury Regulations Section 1.6011-4(b). 3.17 Employee and Labor Matters; Benefit Plans. (a) The employment of each of Caladrius’ and any of its Subsidiaries’ employees is terminable by Caladrius or the applicable Subsidiary at will (or otherwise in accordance with general principles of wrongful termination law). Caladrius has made available to the Company accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of Caladrius Associates to the extent currently effective and material. (b) Neither Caladrius nor any of its Subsidiaries is a party to, bound by, or has a duty to bargain under, any collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing or, to the Knowledge of Caladrius, purporting to represent or seeking to represent any employees of Caladrius or its Subsidiaries. (c) Section 3.17(c) of the Caladrius Disclosure Schedule lists all written and describes all non-written employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, equity-based, incentive, deferred compensation, retirement or supplemental retirement, profit sharing, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs and other similar material fringe or employee benefit plans, programs or arrangements, including any employment or executive compensation or severance agreements, written or otherwise, which are currently in effect relating to any present or former employee or director of Caladrius or any of its Subsidiaries (or any trade or business (whether or not incorporated) which is a Caladrius Affiliate) or which is maintained by, administered or contributed to by, or required to be contributed to by, Caladrius, any of its Subsidiaries or any Caladrius Affiliate, or under which Caladrius or any of its Subsidiaries or any Caladrius Affiliate has any current liability or may incur liability after the date hereof (each, a “Caladrius Employee Plan”). (d) With respect to each Caladrius Employee Plan, Caladrius has made available to the Company a true and complete copy of, to the extent applicable, (i) such Caladrius Employee Plan, (ii) the three most recent annual report (Form 5500) as filed with the IRS, (iii) each currently effective trust agreement related to such Caladrius Employee Plan, (iv) the most recent summary plan description for each Caladrius Employee Plan for which such description is required, along with all summaries of material modifications, amendments, resolutions and all other material plan documentation related thereto in the possession of Caladrius, (v) the most recent IRS determination or opinion letter or analogous ruling under foreign law issued with respect to any Caladrius Employee Plan, and (vi) any filings under any amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Body.

44 (e) Each Caladrius Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter with respect to such qualified status from the IRS. To the Knowledge of Caladrius, nothing has occurred that would reasonably be expected to adversely affect the qualified status of any such Caladrius Employee Plan or the exempt status of any related trust. (f) Each Caladrius Employee Plan has been maintained in compliance, in all material respects, with its terms and, both as to form and operation, with all applicable Law, including the Code and ERISA. No action or claims (other than routine claims for benefits made in the ordinary course of Caladrius Employee Plan administration) are pending, or to the Knowledge of Caladrius, threatened, or imminent against or with respect to the Caladrius Employee Plan. (g) Neither Caladrius nor any of its Subsidiaries has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any “prohibited transaction,” as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA. Neither Caladrius nor any of its Subsidiaries has knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Caladrius Employee Plan subject to ERISA and neither Caladrius nor any of its Subsidiaries has been assessed any civil penalty under Section 502(l) of ERISA. (h) No Caladrius Employee Plan is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, and neither Caladrius nor any of its ERISA Affiliates has ever maintained, contributed to or partially or completely withdrawn from, or incurred any obligation or liability with respect to, any such plan. No Caladrius Employee Plan is a Multiemployer Plan, and neither Caladrius nor any of its ERISA Affiliates has ever contributed to or had an obligation to contribute, or incurred any liability in respect of a contribution, to any Multiemployer Plan. No Caladrius Employee Plan is a Multiple Employer Plan. No Caladrius Employee Plan is a Multiple Employer Welfare Arrangement. Neither Caladrius nor any of its ERISA Affiliates sponsors or maintains any self-funded welfare employee benefit plan. (i) Except as set forth in Section 3.17(i) of the Caladrius Disclosure Schedule, no Caladrius Employee Plan provides for medical or death benefits beyond termination of service or retirement, other than (i) pursuant to COBRA or an analogous state law requirement or (ii) death or retirement benefits under a Caladrius Employee Plan qualified under Section 401(a) of the Code. No Caladrius Employee Plan is subject to any Law of a foreign jurisdiction outside of the United States. (j) With respect to Caladrius Awards granted pursuant to the Caladrius Stock Plans, (i) each Caladrius Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualified at the time of its grant, (ii) each grant of a Caladrius Award was duly authorized no later than the Grant Date by all necessary corporate action, including, as applicable, approval by the Caladrius Board (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each Caladrius Award grant was made in accordance with the terms of the Caladrius Stock

45 Plans and all other applicable Law and regulatory rules or requirements and (iv) the per share exercise price of each Caladrius Option was not less than the fair market value of a share of Caladrius Common Stock on the applicable Grant Date. (k) To the Knowledge of Caladrius, no Caladrius Awards or other equity-based awards issued or granted by Caladrius are subject to the requirements of Code Section 409A. To the Knowledge of Caladrius, each 409A Plan under which Caladrius makes, is obligated to make or promises to make, payments complies in all material respects, in both form and operation, with the requirements of Code Section 409A and the guidance thereunder. No payment currently to be made under any 409A Plan is or, to the Knowledge of Caladrius, will be subject to the penalties of Code Section 409A(a)(1). (l) Caladrius and each of its Subsidiaries is in material compliance with all of its bonus, commission and other compensation plans and has paid any and all amounts required to be paid under such plans, including any and all bonuses and commissions (or pro rata portion thereof) that may have accrued or been earned through the calendar quarter preceding the Effective Time, and is not liable for any material payments, taxes or penalties for failure to comply with any of the terms or conditions of such plans or the laws governing such plans. (m) Caladrius and each of its Subsidiaries is in material compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, worker classification, tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation, and hours of work, and in each case, with respect to the employees of Caladrius and its Subsidiaries: (i) has withheld and reported all material amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, (ii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). To the Knowledge of Caladrius, there are no pending or threatened or reasonably anticipated claims or actions against Caladrius, any of its Subsidiaries, any Caladrius trustee or any trustee of any Subsidiary under any workers’ compensation policy or long-term disability policy. Neither Caladrius nor any Subsidiary thereof is a party to a conciliation agreement, consent decree or other agreement or order with any federal, state, or local agency or governmental authority with respect to employment practices. (n) Section 3.17(n) of the Caladrius Disclosure Schedule lists all contractual liabilities of Caladrius or any of its Subsidiaries to any employee that result from the termination by Caladrius or any of its Subsidiaries of such employee’s employment or provision of services, a change of control of Caladrius, or a combination thereof. Neither Caladrius nor any of its Subsidiaries has any material liability with respect to any misclassification of: (a) any Person as an independent contractor rather than as an employee, (b) any employee leased from another employer, or (c) any employee currently or formerly classified as exempt from overtime wages. Neither Caladrius nor any of its Subsidiaries has taken any action which would constitute a “plant

46 closing” or “mass layoff” within the meaning of the WARN Act or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any liability or obligation under WARN or any similar state or local law that remains unsatisfied. No terminations of employees of Caladrius or any of its Subsidiaries prior to the Closing would trigger any notice or other obligations under the WARN Act or similar state or local law. (o) There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, job action, union, organizing activity, question concerning representation or any similar activity or dispute, affecting Caladrius or any of its Subsidiaries. No event has occurred, and no condition or circumstance exists, that might directly or indirectly be likely to give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute. (p) Neither Caladrius nor any of its Subsidiaries is, nor has Caladrius or any of its Subsidiaries been, engaged in any unfair labor practice within the meaning of the National Labor Relations Act. There is no Legal Proceeding, claim, labor dispute or grievance pending or, to the Knowledge of Caladrius, threatened or reasonably anticipated relating to any employment contract, privacy right, labor dispute, wages and hours, leave of absence, plant closing notification, workers’ compensation policy, long-term disability policy, harassment, retaliation, immigration, employment statute or regulation, safety or discrimination matter involving any Caladrius Associate, including charges of unfair labor practices or discrimination complaints. There are no actions, suits, claims or administrative matters pending or, to the Knowledge of Caladrius, threatened or reasonably anticipated against Caladrius or any of its Subsidiaries relating to any employee, employment agreement or Caladrius Employee Plan (other than routine claims for benefits). (q) There is no contract, agreement, plan or arrangement to which Caladrius or any Caladrius Affiliate is a party or by which it is bound to compensate any of its employees for excise taxes paid pursuant to Section 4999 of the Code. (r) Caladrius is not a party to any Contract that has resulted or would reasonably be expected to result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Section 280G of the Code or (ii) any amount the deduction for which would be disallowed under Section 162(m) of the Code. 3.18 Environmental Matters. Since January 1, 2019, Caladrius has complied with all applicable Environmental Laws, which compliance includes the possession by Caladrius of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in compliance that, individually or in the aggregate, would not result in a Caladrius Material Adverse Effect. Caladrius has not received since January 1, 2019, any written notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that Caladrius is not in compliance with any Environmental Law, and, to the Knowledge of Caladrius, there are no circumstances that may prevent or interfere with Caladrius’ compliance with any Environmental Law in the future, except where such failure to comply would

47 not reasonably be expected to have a Caladrius Material Adverse Effect. To the Knowledge of Caladrius: (i) no current or prior owner of any property leased or controlled by Caladrius has received since January 1, 2019, any written notice or other communication relating to property owned or leased at any time by Caladrius, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or Caladrius is not in compliance with or violated any Environmental Law relating to such property and (ii) Caladrius has no material liability under any Environmental Law. 3.19 Insurance. Caladrius has made available to the Company accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of Caladrius and Merger Sub. Each of such insurance policies is in full force and effect and Caladrius and Merger Sub are in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2019, Caladrius has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy. Each of Caladrius and Merger Sub has provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending against Caladrius for which Caladrius has insurance coverage, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed Caladrius of its intent to do so. 3.20 Transactions with Affiliates. Except as set forth in the Caladrius SEC Documents filed prior to the date of this Agreement, since the date of Caladrius’ last proxy statement filed in 2021 with the SEC, no event has occurred that would be required to be reported by Caladrius pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section 3.20 of the Caladrius Disclosure Schedule identifies each Person who is (or who may be deemed to be) an Affiliate of Caladrius as of the date of this Agreement. 3.21 No Financial Advisors. Except as set forth on Section 3.21 of the Caladrius Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Caladrius. 3.22 Valid Issuance. The Caladrius Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable. 3.23 Inapplicability of Anti-takeover Statutes. The Boards of Directors of Caladrius and Merger Sub have taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the Caladrius Stockholder Support Agreements and to the consummation of the Merger and the other Contemplated Transactions. No other state takeover statute or similar Law applies or purports to apply to the Merger, this Agreement, the Caladrius Stockholder Support Agreements or any of the other Contemplated Transactions.

48 3.24 Disclosure. The information supplied by Caladrius for inclusion or incorporation by reference in the Proxy Statement (including any of the Caladrius Financials) will not, as of the date of the Proxy Statement or as of the date such information is prepared or presented, (i) contain any statement that is inaccurate or misleading with respect to any material facts, or (ii) omit to state any material fact necessary in order to make such information, in light of the circumstances under which such information will be provided, not false or misleading. The Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder. 3.25 No Other Representations or Warranties. Caladrius hereby acknowledges and agrees that, except for the representations and warranties contained in this Agreement, neither the Company nor any of its Subsidiaries nor any other person on behalf of the Company or its Subsidiaries makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or with respect to any other information provided to Caladrius, Merger Sub or stockholders or any of their respective Affiliates in connection with the transactions contemplated hereby, and (subject to the express representations and warranties of the Company set forth in Section 2 (in each case as qualified and limited by the Company Disclosure Schedule)) none of Caladrius, Merger Sub or any of their respective Representatives or stockholders, has relied on any such information (including the accuracy or completeness thereof). Section 4 Certain Covenants of the Parties 4.1 Operation of Caladrius’ Business. (a) Except as set forth on Section 4.1(a) of the Caladrius Disclosure Schedule, as expressly contemplated or permitted by this Agreement, as required by applicable Law, in connection with a Legacy Caladrius Business Disposition, pursuant to the terms of the Joint Development Agreement or unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), during the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Section 9 and the Effective Time (the “Pre-Closing Period”): Caladrius shall (i) conduct its business and operations in the Ordinary Course of Business; (ii) continue to pay outstanding accounts payable and other current Liabilities (including payroll) when due and payable; and (iii) conduct its business and operations in compliance with all applicable Law and the requirements of all Contracts that constitute Caladrius Material Contracts. (b) Except (i) as expressly contemplated or permitted by this Agreement, (ii) as set forth in Section 4.1(b) of the Caladrius Disclosure Schedule, (iii) as required by applicable Law or (iv) with the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), at all times during the Pre-Closing Period, Caladrius shall not: (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except for shares of Caladrius Common Stock from terminated employees, directors or consultants of Caladrius);

49 (ii) except in connection with the hiring of any new employees, sell, issue, grant, pledge or otherwise dispose of or encumber or authorize the issuance of: (A) any capital stock or other security (except for Caladrius Common Stock issued upon the valid exercise of outstanding Caladrius Options); (B) any option, warrant or right to acquire any capital stock or any other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security; (iii) except as required to give effect to anything in contemplation of the Closing, amend any of its Organizational Documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions; (iv) form any Subsidiary or acquire any equity interest or other interest in any other Entity or enter into a joint venture with any other Entity; (v) (A) lend money to any Person, (B) incur or guarantee any indebtedness for borrowed money, other than in the Ordinary Course of Business, (C) guarantee any debt securities of others, (D) make any capital expenditure or commitment in excess of $500,000 or (E) forgive any loans to any Persons, including Caladrius’ employees, officers, directors or Affiliates; (vi) other than in the Ordinary Course of Business: (A) adopt, establish or enter into any Caladrius Employee Plan; (B) cause or permit any Caladrius Employee Plan to be amended other than as required by law or in order to make amendments for the purposes of Section 409A of the Code; (C) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its employees, directors or consultants; or (D) increase the severance or change of control benefits offered to any current or new employees, directors or consultants; (vii) enter into any material transaction outside the Ordinary Course of Business; (viii) acquire any material asset or sell, lease or otherwise irrevocably dispose of any material portion of its assets or properties, or grant any Encumbrance with respect to such assets or properties, except in the Ordinary Course of Business; (ix) make, change or revoke any material Tax election; file any material amendment to any Tax Return or adopt or change any accounting method in respect of Taxes; (x) take any action, other than as required by Law or GAAP, to change accounting policies or procedures; (xi) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of Business and consistent with past practice of

50 liabilities reflected or reserved against in the Caladrius Financials, or incurred in the Ordinary Course of Business and consistent with past practice; (xii) except as set forth in Section 4.1(b)(xii) of the Caladrius Disclosure Schedule, enter into, amend or terminate any Caladrius Material Contract; (xiii) (A) materially change pricing or royalties or other payments set or charged by Caladrius to its customers or licensees or (B) agree to materially change pricing or royalties or other payments set or charged by persons who have licensed Intellectual Property to Caladrius; (xiv) initiate or settle any Legal Proceeding or other claim or dispute involving or against Caladrius or any Subsidiary of Caladrius; or (xv) agree, resolve or commit to do any of the foregoing. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Caladrius prior to the Effective Time. Prior to the Effective Time, Caladrius shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations. (c) During the Pre-Closing Period, Caladrius shall have the right to distribute the Legacy Caladrius Assets Proceeds to the Caladrius stockholders provided that any means and mechanism of distribution shall be reasonably acceptable to the Company. 4.2 Operation of the Company’s Business. (a) Except as set forth on Section 4.2(a) of the Company Disclosure Schedule, as expressly contemplated or permitted by this Agreement, pursuant to the terms of the Joint Development Agreement, as required by applicable Law or unless Caladrius shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), during the Pre-Closing Period: each of the Company and its Subsidiaries shall conduct its business and operations in the Ordinary Course of Business and in compliance with all applicable Law and the requirements of all Contracts that constitute Company Material Contracts. (b) Except (i) as expressly contemplated or permitted by this Agreement, (ii) as set forth in Section 4.2(b) of the Company Disclosure Schedule, (iii) as required by applicable Law, or (iv) with the prior written consent of Caladrius (which consent shall not be unreasonably withheld, delayed or conditioned), at all times during the Pre-Closing Period, the Company shall not, nor shall it cause or permit any of its Subsidiaries to, do any of the following: (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock; or repurchase, redeem or otherwise reacquire any shares of Company Capital Stock or other securities (except for shares of Company Common Stock from terminated employees, directors or consultants of the Company); (ii) except as required to give effect to anything in contemplation of the Closing, amend any of its or its Subsidiaries’ Organizational Documents, or effect or be a party to

51 any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions; (iii) except in connection with the hiring of any new employees, sell, issue, grant, pledge or otherwise dispose of or encumber or authorize any of the foregoing actions with respect to: (A) any capital stock or other security of the Company or any of its Subsidiaries (except for shares of outstanding Company Common Stock issued upon the valid exercise of Company Options); (B) any option, warrant or right to acquire any capital stock or any other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security of the Company or any of its Subsidiaries; (iv) form any Subsidiary or acquire any equity interest or other interest in any other Entity or enter into a joint venture with any other Entity; (v) (A) lend money to any Person, (B) incur or guarantee any indebtedness for borrowed money, other than in the Ordinary Course of Business, (C) guarantee any debt securities of others, (D) make any capital expenditure or commitment in excess of $500,000 or (E) forgive any loans to any Persons, including the Company’s or any of its Subsidiaries’ employees, officers, directors or Affiliates; (vi) other than in the Ordinary Course of Business: (A) adopt, establish or enter into any Company Employee Plan; (B) cause or permit any Company Employee Plan to be amended other than as required by law or in order to make amendments for the purposes of Section 409A of the Code; (C) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers, employees or consultants; or (D) increase the severance or change of control benefits offered to any current or new employees, directors or consultants; (vii) enter into any material transaction outside the Ordinary Course of Business; (viii) acquire any material asset or sell, lease or otherwise irrevocably dispose of any material portion of its assets or properties, or grant any Encumbrance with respect to such assets or properties, except in the Ordinary Course of Business; (ix) sell, assign, transfer, license, sublicense or otherwise dispose of any material Company IP Rights (other than pursuant to non-exclusive licenses in the Ordinary Course of Business); (x) make, change or revoke any material Tax election; file any material amendment to any Tax Return or adopt or change any accounting method in respect of Taxes; (xi) take any action, other than as required by Law or GAAP, to change accounting policies or procedures;

52 (xii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of Business and consistent with past practice of liabilities reflected or reserved against in the Company Financials, or incurred in the Ordinary Course of Business and consistent with past practice; (xiii) enter into, amend or terminate any Company Material Contract; (xiv) (A) materially change pricing or royalties or other payments set or charged by the Company or any of its Subsidiaries to its customers or licensees or (B) agree to materially change pricing or royalties or other payments set or charged by persons who have licensed Intellectual Property to the Company or any of its Subsidiaries; (xv) initiate or settle any Legal Proceeding or other claim or dispute involving or against the Company or any Subsidiary of the Company; or (xvi) agree, resolve or commit to do any of the foregoing. Nothing contained in this Agreement shall give Caladrius, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations. 4.3 Access and Investigation. Subject to the terms of the Confidentiality Agreement, which the Parties agree will continue in full force following the date of this Agreement, during the Pre-Closing Period, upon reasonable notice, Caladrius, on the one hand, and the Company, on the other hand, shall and shall use commercially reasonable efforts to cause such Party’s Representatives to: (a) provide the other Party and such other Party’s Representatives with reasonable access during normal business hours to such Party’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such Party and its Subsidiaries; (b) provide the other Party and such other Party’s Representatives with such copies of the existing books, records, Tax Returns, work papers, product data, and other documents and information relating to such Party and its Subsidiaries, and with such additional financial, operating and other data and information regarding such Party and its Subsidiaries as the other Party may reasonably request; and (c) permit the other Party’s officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of such Party responsible for such Party’s financial statements and the internal controls of such Party to discuss such matters as the other Party may reasonably deem necessary. Any investigation conducted by either Caladrius or the Company pursuant to this Section 4.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other Party. Notwithstanding the foregoing, any Party may restrict the foregoing access to the extent that any Law applicable to such Party requires such Party to restrict or prohibit access to any such properties or information. 4.4 No Solicitation.

53 (a) Each of Caladrius and the Company agrees that, during the Pre-Closing Period, neither it nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries authorize any of its Representatives to, directly or indirectly: (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish any non-public information regarding such Party to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal (subject to Section 5.2 and Section 5.3); or (v) execute or enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that, notwithstanding anything contained in this Section 4.4 and subject to compliance with this Section 4.4, prior to the approval of this Agreement by a Party’s stockholders (i.e., the Required Company Stockholder Vote, in the case of the Company and its Subsidiaries, or the Required Caladrius Stockholder Vote in the case of Caladrius), such Party may furnish non-public information regarding such Party and its Subsidiaries to, and enter into discussions or negotiations with, any Person in response to a bona fide written Acquisition Proposal by such Person which such Party’s board of directors determines in good faith, after consultation with such Party’s financial advisors and outside legal counsel, constitutes, or is reasonably likely to result in, a Superior Offer (and is not withdrawn) if: (A) neither such Party nor any Representative of such Party shall have breached this Section 4.4 in any material respect, (B) the board of directors of such Party concludes in good faith based on the advice of outside legal counsel, that the failure to take such action is reasonably likely to be inconsistent with the fiduciary duties of the board of directors of such Party under applicable Law; (C) at least two (2) Business Days prior to initially furnishing any such nonpublic information to, or entering into discussions with, such Person, such Party gives the other Party written notice of the identity of such Person and of such Party’s intention to furnish nonpublic information to, or enter into discussions with, such Person; (D) such Party receives from such Person an executed confidentiality agreement containing provisions (including nondisclosure provisions, use restrictions, non-solicitation provisions, no hire and “standstill” provisions) at least as favorable to such Party as those contained in the Confidentiality Agreement; and (E) at least two (2) Business Days prior to furnishing any such nonpublic information to such Person, such Party furnishes such nonpublic information to the other Party (to the extent such information has not been previously furnished by such Party to the other Party). Without limiting the generality of the foregoing, each Party acknowledges and agrees that, in the event any Representative of such Party takes any action that, if taken by such Party, would constitute a breach of this Section 4.4 by such Party, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 4.4 by such Party for purposes of this Agreement. (b) If any Party or any Representative of such Party receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then such Party shall promptly (and in no event later than one Business Day after such Party becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise the other Party orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof). Such Party shall keep the other Party reasonably informed with respect to the status and terms of any such

54 Acquisition Proposal or Acquisition Inquiry and any material modification or material proposed modification thereto. (c) Each Party shall immediately cease and cause to be terminated any existing discussions, negotiations and communications with any Person that relate to any Acquisition Proposal or Acquisition Inquiry as of the date of this Agreement and request the destruction or return of any nonpublic information provided to such Person. 4.5 Notification of Certain Matters. During the Pre-Closing Period, each of the Company, on the one hand, and Caladrius, on the other hand, shall promptly notify the other (and, if in writing, furnish copies of) if any of the following occurs: (a) any notice or other communication is received from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; (b) any Legal Proceeding against or involving or otherwise affecting such Party or its Subsidiaries is commenced, or, to the Knowledge of such Party, threatened against such Party or, to the Knowledge of such Party, any director, officer or Key Employee of such Party; (c) such Party becomes aware of any inaccuracy in any representation or warranty made by such Party in this Agreement; or (d) the failure of such Party to comply with any covenant or obligation of such Party; in each case that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in Sections 6, 7 and 8, as applicable, impossible or materially less likely. No notification given to a Party pursuant to this Section 4.5 shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of the Party providing such notification or any of such Party’s Subsidiaries contained in this Agreement or the Company Disclosure Schedule or the Caladrius Disclosure Schedule, as appropriate, for purposes of Section 8.2 or Section 7.1, as appropriate. Section 5 Additional Agreements of the Parties 5.1 Registration Statement; Proxy Statement. (a) As promptly as practicable after the date of this Agreement, the Parties shall prepare, and Caladrius shall cause to be filed with the SEC, the Registration Statement, in which the Proxy Statement will be included as a prospectus. Caladrius covenants and agrees that the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company covenants and agrees that the information supplied by the Company or its Subsidiaries to Caladrius for inclusion in the Proxy Statement (including the Company Financials) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such information not misleading. Notwithstanding the foregoing, Caladrius makes no covenant, representation or warranty with respect to statements made in the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, based on information provided by the Company or its Subsidiaries or any of their Representatives for inclusion therein. Each of the Parties shall use commercially reasonable efforts to cause the Registration Statement and the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Registration Statement declared effective under the Securities Act as promptly as

55 practicable after it is filed with the SEC. Each of the Parties shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to Caladrius’ stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each Party shall promptly furnish to the other Party all information concerning such Party and such Party’s Affiliates and such Party’s stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If Caladrius, Merger Sub or the Company become aware of any event or information that, pursuant to the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Registration Statement or Proxy Statement, as the case may be, then such Party, as the case may be, shall promptly inform the other Parties thereof and shall cooperate with such other Parties in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the Caladrius stockholders. (b) Prior to the Effective Time, Caladrius shall use commercially reasonable efforts to obtain all regulatory, corporate and other approvals needed to ensure that the Caladrius Common Stock to be issued in the Merger (to the extent required) shall be registered or qualified or exempt from registration or qualification under the securities law of every jurisdiction of the United States in which any registered holder of Company Capital Stock has an address of record on the applicable record date for determining the holders of Company Capital Stock entitled to notice of and to vote pursuant to the Company Stockholder Written Consent; provided, however, that Caladrius shall not be required: (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified; or (ii) to file a general consent to service of process in any jurisdiction. (c) The Company shall reasonably cooperate with Caladrius and provide, and require its Representatives to provide, Caladrius and its Representatives, with all true, correct and complete information regarding the Company or its Subsidiaries that is required by law to be included in the Registration Statement or reasonably requested by Caladrius to be included in the Registration Statement. 5.2 Company Stockholder Written Consent. (a) Promptly after the Registration Statement shall have been declared effective under the Securities Act, and in any event no later than two (2) Business Days thereafter, the Company shall obtain the approval by written consent from Company stockholders sufficient for the Required Company Stockholder Vote in lieu of a meeting pursuant to Section 228 of the DGCL, for purposes of (i) adopting and approving this Agreement and the Contemplated Transactions, (ii) acknowledging that the approval given thereby is irrevocable and that such stockholder is aware of its rights to demand appraisal for its shares pursuant to Section 262 of the DGCL, a copy of which will be attached thereto, and that such stockholder has received and read a copy of Section 262 of the DGCL, and (iii) acknowledging that by its approval of the Merger it is not entitled to appraisal rights with respect to its shares in connection with the Merger and thereby waives any rights to receive payment of the fair value of its capital stock under the DGCL (collectively, the “Company Stockholder Matters”). Under no circumstances shall the Company assert that any other approval or consent is necessary by its stockholders to approve this Agreement and the Contemplated Transactions.

56 (b) Reasonably promptly following receipt of the Required Company Stockholder Vote, the Company shall prepare and mail a notice (the “Stockholder Notice”) to every stockholder of the Company that did not execute the Company Stockholder Written Consent. The Stockholder Notice shall (i) be a statement to the effect that the Company Board determined that the Merger is advisable in accordance with Section 251(b) of the DGCL and in the best interests of the stockholders of the Company and approved and adopted this Agreement, the Merger and the other Contemplated Transactions, (ii) provide the stockholders of the Company to whom it is sent with notice of the actions taken in the Company Stockholder Written Consent, including the adoption and approval of this Agreement, the Merger and the other Contemplated Transactions in accordance with Section 228(e) of the DGCL and the certificate of incorporation and bylaws of the Company and (iii) include a description of the appraisal rights of the Company’s stockholders available under the DGCL, along with such other information as is required thereunder and pursuant to applicable Law. All materials (including any amendments thereto) submitted to the stockholders of the Company in accordance with this Section 5.2(b) shall be subject to Caladrius’ advance review and reasonable approval. (c) The Company agrees that, subject to Section 5.2(d): (i) the Company Board shall recommend that the Company’s stockholders vote to adopt and approve this Agreement and the Contemplated Transactions and shall use commercially reasonable efforts to solicit such approval within the time set forth in Section 5.2(a) (the recommendation of the Company Board that the Company’s stockholders vote to adopt and approve this Agreement being referred to as the “Company Board Recommendation”); and (ii) the Company Board Recommendation shall not be withdrawn or modified (and the Company Board shall not publicly propose to withdraw or modify the Company Board Recommendation) in a manner adverse to Caladrius, and no resolution by the Company Board or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Caladrius or to adopt, approve or recommend (or publicly propose to adopt, approve or recommend) any Acquisition Proposal shall be adopted or proposed (the actions set forth in the foregoing clause (ii), collectively, a “Company Board Adverse Recommendation Change”). (d) Notwithstanding anything to the contrary contained in Section 5.2(c), and subject to compliance with Section 4.4 and this Section 5.2, if at any time prior to approval of this Agreement and the contemplated Transactions by the Required Company Stockholder Vote, (i) the Company receives a bona fide written Superior Offer or (ii) as a result of a material development or change in circumstances (other than any such event, development or change to the extent related to (A) any Acquisition Proposal, Acquisition Inquiry or the consequences thereof or (B) the fact, in and of itself, that the Company meets or exceeds internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations) that affects the business, assets or operations of the Company that occurs or arises after the date of this Agreement (a “Company Intervening Event”), the Company Board may make a Company Board Adverse Recommendation Change if, but only if: (i) in the case of a Superior Offer, (1) the Company Board determines in good faith, based on the advice of its outside legal counsel, that the failure to make a Company Board Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, (2) the Company has, and has caused its financial advisors and outside legal counsel to, at least four Business Days in advance of the Company Board Adverse

57 Recommendation Change (the “Company Notice Period”), negotiate with Caladrius in good faith to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Offer, and (3) if after Caladrius shall have delivered to the Company a written offer to alter the terms or conditions of this Agreement during the Notice Period, the Company Board shall have determined in good faith, based on the advice of its outside legal counsel, that the failure to withhold, amend, withdraw or modify the Company Board Recommendation would result in a breach of its fiduciary duties under applicable Law (after taking into account such alterations of the terms and conditions of this Agreement); provided that (x) the Company shall be required to provide Caladrius with written notice confirming that the Company Board has determined to change its recommendation during the Company Notice Period, which notice shall include a description in reasonable detail of the reasons for such Company Board Adverse Recommendation Change, and written copies of any relevant proposed transaction agreements with any party making a potential Superior Offer; (y) during any Company Notice Period, Caladrius shall be entitled to deliver to the Company one or more counterproposals to such Acquisition Proposal and the Company will, and cause its Representatives to, negotiate with Caladrius in good faith (to the extent Caladrius desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the applicable Acquisition Proposal ceases to constitute a Superior Offer; and (z) in the event of any material amendment to any Superior Offer (including any revision in price or percentage of the combined company that the Company’s stockholders would receive as a result of such potential Superior Offer), the Company shall be required to provide Caladrius with notice of such material amendment and the Company Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remain in the Notice Period following such notification during which the parties shall comply again with the requirements of this Section 5.2(d) and the Company Board shall not make a Company Board Adverse Recommendation Change prior to the end of such Company Notice Period as so extended (it being understood that there may be multiple extensions); or (ii) in the case of a Company Intervening Event, the Company promptly notifies Caladrius, in writing, within the Company Notice Period before making a Company Board Adverse Recommendation Change, which notice shall state expressly the material facts and circumstances related to the applicable Company Intervening Event and that the Company Board intends to make a Company Board Adverse Recommendation Change. (e) The Company’s obligation to solicit the consent of its stockholders to sign the Company Stockholder Written Consent in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withholding, amendment, withdrawal or modification by the Company Board of the Company Board Recommendation (or public proposal to withhold, amend, withdraw or modify the Company Board Recommendation) in a manner adverse to Caladrius. 5.3 Caladrius Stockholders’ Meeting. (a) Caladrius shall take all action necessary under applicable Law to call, give notice of and hold a meeting of the holders of Caladrius Common Stock to consider and vote to approve this Agreement and the Contemplated Transactions, including the issuance of the shares of Caladrius Common Stock to the stockholders of the Company pursuant to the terms of this

58 Agreement and, if deemed necessary by the Parties, an amendment to Caladrius’ certificate of incorporation to effect the Caladrius Reverse Stock Split (collectively, the “Caladrius Stockholder Matters” and such meeting, the “Caladrius Stockholders’ Meeting”). The Caladrius Stockholders’ Meeting shall be held as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Caladrius shall take reasonable measures to ensure that all proxies solicited in connection with the Caladrius Stockholders’ Meeting are solicited in compliance with all applicable Law. (b) Caladrius agrees that, subject to Section 5.3(c): (i) the Caladrius Board shall recommend that the holders of Caladrius Common Stock vote to approve the Caladrius Stockholder Matters and shall use commercially reasonable efforts to solicit such approval within the timeframe set forth in Section 5.3(a) above, (ii) the Proxy Statement shall include a statement to the effect that the Caladrius Board recommends that Caladrius’ stockholders vote to approve the Caladrius Stockholder Matters (the recommendation of the Caladrius Board being referred to as the “Caladrius Board Recommendation”); and (iii) the Caladrius Board Recommendation shall not be withheld, amended, withdrawn or modified (and the Caladrius Board shall not publicly propose to withhold, amend, withdraw or modify the Caladrius Board Recommendation) in a manner adverse to the Company, and no resolution by the Caladrius Board or any committee thereof to withdraw or modify the Caladrius Board Recommendation in a manner adverse to the Company or to adopt, approve or recommend (or publicly propose to adopt, approve or recommend) any Acquisition Proposal shall be adopted or proposed (the actions set forth in the foregoing clause (iii), collectively, a “Caladrius Board Adverse Recommendation Change”). (c) Notwithstanding anything to the contrary contained in Section 5.3(b), and subject to compliance with Section 4.4 and Section 5.3, if at any time prior to approval of the Caladrius Stockholder Matters by the Required Caladrius Stockholder Vote, (i) Caladrius receives a bona fide written Superior Offer or (ii) as a result of a material development or change in circumstances (other than any such event, development or change to the extent related to (A) any Acquisition Proposal, Acquisition Inquiry or the consequences thereof or (B) the fact, in and of itself, that Caladrius meets or exceeds internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations) that affects the business, assets or operations of Caladrius that occurs or arises after the date of this Agreement (a “Caladrius Intervening Event”), the Caladrius Board may make a Caladrius Board Adverse Recommendation Change if, but only if: (i) in the case of a Superior Offer, (1) the Caladrius Board determines in good faith, based on the advice of its outside legal counsel, that the failure to make a Caladrius Board Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, (2) Caladrius has, and has caused its financial advisors and outside legal counsel to, at least four Business Days in advance of the Caladrius Board Adverse Recommendation Change (the “Caladrius Notice Period”), negotiate with the Company in good faith to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Offer, and (3) if after the Company shall have delivered to Caladrius a written offer to alter the terms or conditions of this Agreement during the Caladrius Notice Period, the Caladrius Board shall have determined in good faith, based on the advice of its outside legal counsel, that the failure to withhold, amend, withdraw or modify the Caladrius Board Recommendation would result in a breach of its fiduciary duties under applicable

59 Law (after taking into account such alterations of the terms and conditions of this Agreement); provided that (x) Caladrius shall be required to provide the Company with written notice confirming that the Caladrius Board has determined to change its recommendation during the Caladrius Notice Period, which notice shall include a description in reasonable detail of the reasons for such Caladrius Board Adverse Recommendation Change, and written copies of any relevant proposed transaction agreements with any party making a potential Superior Offer; (y) during any Caladrius Notice Period, the Company shall be entitled to deliver to Caladrius one or more counterproposals to such Acquisition Proposal and Caladrius will, and cause its Representatives to, negotiate with the Company in good faith (to the extent the Company desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the applicable Acquisition Proposal ceases to constitute a Superior Offer; and (z) in the event of any material amendment to any Superior Offer (including any revision in price or percentage of the combined company that Caladrius’ stockholders would receive as a result of such potential Superior Offer), Caladrius shall be required to provide the Company with notice of such material amendment and the Caladrius Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remain in the Caladrius Notice Period following such notification during which the parties shall comply again with the requirements of this Section 5.3(c) and the Caladrius Board shall not make a Caladrius Board Adverse Recommendation Change prior to the end of such Caladrius Notice Period as so extended (it being understood that there may be multiple extensions); or (ii) in the case of a Caladrius Intervening Event, Caladrius promptly notifies the Company, in writing, within the Caladrius Notice Period before making a Caladrius Board Adverse Recommendation Change, which notice shall state expressly the material facts and circumstances related to the applicable Caladrius Intervening Event and that the Caladrius Board intends to make a Caladrius Board Adverse Recommendation Change. (d) Caladrius’ obligation to call, give notice of or hold the Caladrius Stockholders’ Meeting in accordance with Section 5.3(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Caladrius Board Recommendation (or public proposal to withhold, amend, withdraw or modify the Caladrius Board Recommendation) in a manner adverse to the Company. (e) Nothing contained in this Agreement shall prohibit Caladrius or the Caladrius Board from complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided however, that any disclosure made by Caladrius or the Caladrius Board pursuant to Rules 14d-9 and 14e-2(a) shall be limited to a statement that Caladrius is unable to take a position with respect to the bidder’s tender offer unless the Caladrius Board determines in good faith, after consultation with its outside legal counsel, that such statement would result in a breach of its fiduciary duties under applicable Law. Caladrius shall not withdraw or modify in a manner adverse to the Company the Caladrius Board Recommendation unless specifically permitted pursuant to the terms of Section 5.3(c). 5.4 Regulatory Approvals. Each Party shall use commercially reasonable efforts to file or otherwise submit, as soon as practicable after the date of this Agreement, all applications, notices, reports and other documents reasonably required to be filed by such Party with or otherwise submitted by such Party to any Governmental Body with respect to the Contemplated

60 Transactions, and to submit promptly any additional information requested by any such Governmental Body. 5.5 Company Options. (a) Subject to Section 5.5(c), at the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time under the Company Plan, whether or not vested, shall be converted into and become an option to purchase Caladrius Common Stock, and Caladrius shall assume the Company Plan and each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the Company Plan and the terms of the stock option agreement by which such Company Option is evidenced. Any Company Options not issued under the Company Plan shall be cancelled immediately prior to the Effective Time. All rights with respect to Company Common Stock under Company Options assumed by Caladrius shall thereupon be converted into rights with respect to Caladrius Common Stock. Accordingly, from and after the Effective Time: (i) each Company Option assumed by Caladrius may be exercised solely for shares of Caladrius Common Stock; (ii) the number of shares of Caladrius Common Stock subject to each Company Option assumed by Caladrius shall be determined by multiplying (A) the number of shares of Company Common Stock that were subject to such Company Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Caladrius Common Stock; (iii) the per share exercise price for the Caladrius Common Stock issuable upon exercise of each Company Option assumed by Caladrius shall be determined by dividing (A) the per share exercise price of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent; and (iv) any restriction on the exercise of any Company Option assumed by Caladrius shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that: (A) to the extent provided under the terms of a Company Option, such Company Option assumed by Caladrius in accordance with this Section 5.5(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Caladrius Common Stock subsequent to the Effective Time; and (B) the Caladrius Board or a committee thereof shall succeed to the authority and responsibility of the Company Board or any committee thereof with respect to each Company Option assumed by Caladrius. Notwithstanding anything to the contrary in this Section 5.5(a), the conversion of each Company Option (regardless of whether such option qualifies as an “incentive stock option” within the meaning of Section 422 of the Code) into an option to purchase shares of Caladrius Common Stock shall be made in a manner consistent with Treasury Regulation Section 1.424-1, such that the conversion of a Company Option shall not constitute a “modification” of such Company Option for purposes of Section 409A or Section 424 of the Code. (b) Caladrius shall file with the SEC, promptly after the Effective Time, a registration statement on Form S-8 relating to the shares of Caladrius Common Stock issuable with respect to Company Options assumed by Caladrius in accordance with Section 5.5(a). (c) Prior to the Effective Time, the Company shall take all actions that may be necessary (under the Company Plan or otherwise) to effectuate the provisions of this Section 5.5

61 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.5. 5.6 Caladrius Awards. At the Effective Time, each Caladrius Award that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall survive the Closing and remain outstanding in accordance with its terms. 5.7 Employee Benefits. Caladrius and the Company shall cause Caladrius to comply with the terms of any employment, severance, retention, change of control, or similar agreement specified on Section 3.17(c) of the Caladrius Disclosure Schedule or Section 2.17(c) of the Company Disclosure Schedule, as applicable, subject to the provisions of such agreements. 5.8 Indemnification of Officers and Directors. (a) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, each of Caladrius and the Surviving Corporation shall indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of Caladrius or the Company, respectively (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of Caladrius or of the Company, whether asserted or claimed prior to, at or after the Effective Time, in each case, to the fullest extent permitted under the DGCL for directors or officers of Delaware corporations. Each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Caladrius and the Surviving Corporation, jointly and severally, upon receipt by Caladrius or the Surviving Corporation from the D&O Indemnified Party of a request therefor; provided that any such person to whom expenses are advanced provides an undertaking to Caladrius, to the extent then required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification. (b) The provisions of the certificate of incorporation and bylaws of Caladrius and the Company with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the same that are presently set forth in the certificate of incorporation and bylaws of Caladrius or the Company shall not be amended, modified or repealed for a period of six years from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of Caladrius or the Company, unless such modification is required by applicable Law. The certificate of incorporation and bylaws of the Surviving Corporation shall contain, and Caladrius shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers as those presently set forth in the certificate of incorporation and bylaws of Caladrius and the Company.

62 (c) From and after the Effective Time, (i) the Surviving Corporation shall fulfill and honor in all respects the obligations of the Company to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under the Company’s Organizational Documents and pursuant to any indemnification agreements between the Company and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time and (ii) Caladrius shall fulfill and honor in all respects the obligations of Caladrius to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under Caladrius’ Organizational Documents and pursuant to any indemnification agreements between Caladrius and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time. (d) From and after the Effective Time, Caladrius shall maintain directors’ and officers’ liability insurance policies, with an effective date as of the Closing Date, on commercially available terms and conditions and with coverage limits customary for U.S. public companies similarly situated to Caladrius. (e) From and after the Effective Time, Caladrius shall pay all expenses, including reasonable attorneys’ fees, that are incurred by the persons referred to in this Section 5.8 in connection with their enforcement of the rights provided to such persons in this Section 5.8. (f) The provisions of this Section 5.8 are intended to be in addition to the rights otherwise available to the current and former officers and directors of Caladrius and the Company by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their representatives. (g) In the event Caladrius or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Caladrius or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 5.8. Caladrius shall cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this Section 5.8. 5.9 Additional Agreements. The Parties shall use commercially reasonable efforts to cause to be taken all actions necessary to consummate the Contemplated Transactions. Without limiting the generality of the foregoing, each Party to this Agreement: (a) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with the Contemplated Transactions; (b) shall use commercially reasonable efforts to obtain each Consent (if any) reasonably required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such Party in connection with the Contemplated Transactions or for such Contract to remain in full force and effect; (c) shall use commercially reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Contemplated Transactions; and (d) shall use commercially reasonable efforts to satisfy the conditions precedent to the consummation of this Agreement.

63 5.10 Disclosure. Without limiting any Party’s obligations under the Confidentiality Agreement, no Party shall, and no Party shall permit any of its Subsidiaries or any Representative of such Party to, issue any press release or make any disclosure (to any customers or employees of such Party, to the public or otherwise) regarding the Contemplated Transactions unless: (a) the other Party shall have approved such press release or disclosure in writing, such approval not to be unreasonably conditioned, withheld or delayed; or (b) such Party shall have determined in good faith, upon the advice of outside legal counsel, that such disclosure is required by applicable Law and, to the extent practicable, before such press release or disclosure is issued or made, such Party advises the other Party of, and consults with the other Party regarding, the text of such press release or disclosure; provided, however, that each of the Company and Caladrius may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made by the Company or Caladrius in compliance with this Section 5.10. 5.11 Listing. Caladrius shall use its commercially reasonable efforts: (a) to maintain its existing listing on the Nasdaq Capital Market until the Closing Date and to obtain approval of the listing of the combined company on the Nasdaq Capital Market; (b) without derogating from the generality of the requirements of clause (a) and to the extent required by the rules and regulations of Nasdaq, to (i) prepare and submit to Nasdaq a notification form for the listing of the shares of Caladrius Common Stock to be issued in connection with the Contemplated Transactions and (ii) to cause such shares to be approved for listing (subject to official notice of issuance); and (c) to the extent required by Nasdaq Marketplace Rule 5110, to file an initial listing application for the Caladrius Common Stock on Nasdaq (the “Nasdaq Listing Application”) and to cause such Nasdaq Listing Application to be conditionally approved prior to the Effective Time. The Company will cooperate with Caladrius as reasonably requested by Caladrius with respect to the Nasdaq Listing Application and promptly furnish to Caladrius all information concerning the Company and its stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.11. 5.12 Tax Matters. The Parties shall use their respective commercially reasonable efforts to cause the Merger to qualify, and will not take any action or cause any action to be taken which action would reasonably be expected to prevent the Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code. Specifically, Caladrius shall use its commercially reasonable efforts to operate the Surviving Corporation so as to meet the “continuity of business enterprise” requirement. The Parties shall not file any U.S. federal, state or local Tax Return in a manner that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal, state and other relevant Tax purposes, unless otherwise required by applicable Law. 5.13 Legends. Caladrius shall be entitled to place appropriate legends on the book entries and/or certificates evidencing any shares of Caladrius Common Stock to be received in the Merger by equityholders of the Company who may be considered “affiliates” of Caladrius for purposes of Rules 144 and 145 under the Securities Act reflecting the restrictions set forth in Rules 144 and 145 and to issue appropriate stop transfer instructions to the transfer agent for Caladrius Common Stock.

64 5.14 Directors and Officers. The Parties shall take all actions necessary cause the board of directors of Caladrius, immediately after the Effective Time, to consist of up to nine (9) directors, of which four (4) directors shall be designated by Caladrius, four (4) directors shall be designated by the Company and one (1) director who shall be mutually determined by Caladrius and the Company. The parties hereby agree that David Mazzo shall be appointed as Chief Executive Officer of Caladrius and David Slack shall be appointed as President and Chief Business Officer of Caladrius, each case, following the Effective Time. 5.15 Section 16 Matters. Prior to the Effective Time, Caladrius shall take all such steps as may be required to cause any acquisitions of Caladrius Common Stock and any options to purchase Caladrius Common Stock in connection with the Contemplated Transactions, by each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Caladrius, to be exempt under Rule 16b-3 promulgated under the Exchange Act. 5.16 Cooperation. Each Party shall cooperate reasonably with the other Party and shall provide the other Party with such assistance as may be reasonably requested for the purpose of facilitating the performance by each Party of its respective obligations under this Agreement and to enable the combined entity to continue to meet its obligations following the Effective Time. 5.17 Allocation Certificate; Transaction Costs. (a) The Company will prepare and deliver to Caladrius at least two Business Days prior to the Closing Date a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company in a form reasonably acceptable to Caladrius setting forth (as of immediately prior to the Effective Time) (a) each holder of Company Capital Stock or Company Options, (b) such holder’s name and address; (c) the number and type of Company Capital Stock held and/or underlying the Company Options as of the Closing Date for each such holder; and (d) the number of shares of Caladrius Common Stock to be issued to such holder, or to underlie any Caladrius Option to be issued to such holder, pursuant to this Agreement in respect of the Company Capital Stock or Company Options held by such holder as of immediately prior to the Effective Time (the “Allocation Certificate”). (b) At least five (5) Business Days prior to the Closing Date, the Company shall, to the extent applicable, deliver to Caladrius an accurate and complete copy of all Company Invoices with respect to all related Transaction Costs estimated to be due and payable by the Company as of the Closing Date. 5.18 Company Financial Statements. As promptly as reasonably practicable following the date of this Agreement (and in any event within thirty (30) days following the date of this Agreement with respect to the Company Audited Financial Statements), the Company will cause its independent auditors to furnish (i) audited financial statements for the fiscal year ended December 31, 2021 and 2020, for inclusion in the Proxy Statement and the Registration Statement (the “Company Audited Financial Statements”) and (ii) unaudited interim financial statements for each interim period completed prior to Closing that would be required to be included in the Registration Statement or any periodic report due prior to the Closing if the Company were subject to the periodic reporting requirements under the Securities Act or the Exchange Act (the

65 “Company Interim Financial Statements”). Each of the Company Audited Financial Statements and the Company Interim Financial Statements will be suitable for inclusion in the Proxy Statement and the Registration Statement and prepared in accordance with GAAP as applied on a consistent basis during the periods involved (except in each case as described in the notes thereto) and on that basis will present fairly, in all material respects, the financial position and the results of operations, changes in stockholders’ equity, and cash flows of the Company as of the dates of and for the periods referred to in the Company Audited Financial Statements or the Company Interim Financial Statements, as the case may be. 5.19 Caladrius Reverse Stock Split. If deemed necessary by the Parties, Caladrius shall submit to Caladrius’ stockholders at the Caladrius Stockholders’ Meeting an amendment to Caladrius’ certificate of incorporation to authorize the Caladrius Board to effect a reverse stock split of all outstanding shares of Caladrius Common Stock at a reverse stock split ratio mutually agreed to by the Company and Caladrius (the “Caladrius Reverse Stock Split”), and shall take such other actions as shall be reasonably necessary to effectuate the Caladrius Reverse Stock Split. 5.20 Preferred Stock. The Company shall take all action required to effect the conversion of the Company Preferred Stock (other than any Company Preferred Stock owned by Caladrius) into Company Common Stock pursuant to the Company Stockholder Written Consent prior to the Closing Date. 5.21 Joint Development Agreement. As an inducement for Caladrius and the Company to enter into this Agreement and effect the Merger, Caladrius and the Company shall enter, or shall have entered, into a Joint Development Agreement in substantially the form attached hereto as Exhibit E (the “Joint Development Agreement”). Section 6 Conditions Precedent to Obligations of Each Party The obligations of each Party to effect the Merger and otherwise consummate the Contemplated Transactions to be consummated at the Closing are subject to the satisfaction or, to the extent permitted by applicable law, the written waiver by each of the Parties, at or prior to the Closing, of each of the following conditions: 6.1 Effectiveness of Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and shall not be subject to any stop order or proceeding (or threatened proceeding by the SEC) seeking a stop order with respect to the Registration Statement. 6.2 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Body of competent jurisdiction and remain in effect and there shall not be any Law which has the effect of making the consummation of the Contemplated Transactions illegal. 6.3 Stockholder Approval. (a) Caladrius shall have obtained the Required Caladrius Stockholder Vote and (b) the Company shall have obtained the Required Company Stockholder Vote.

66 6.4 Listing. The existing shares of Caladrius Common Stock shall have been continually listed on the Nasdaq Capital Market as of and from the date of this Agreement through the Closing Date, the approval of the listing of the additional shares of Caladrius Common Stock on the Nasdaq Capital Market shall have been obtained and the shares of Caladrius Common Stock to be issued in the Merger pursuant to this Agreement shall have been approved for listing (subject to official notice of issuance) on the Nasdaq Capital Market or such other Nasdaq market on which shares of Caladrius Common Stock are then listed. 6.5 No Governmental Proceedings Relating to Contemplated Transactions or Right to Operate Business. There shall not be any Legal Proceeding pending, or overtly threatened in writing by an official of a Governmental Body in which such Governmental Body indicates that it intends to conduct any Legal Proceeding: (a) challenging or seeking to restrain or prohibit the consummation of the Merger; (b) relating to the Merger and seeking to obtain from Caladrius, Merger Sub or the Company any damages or other relief that may be material to Caladrius or the Company; (c) seeking to prohibit or limit in any material and adverse respect a Party’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Caladrius; (d) that would materially and adversely affect the right or ability of Caladrius or the Company to own the assets or operate the business of Caladrius or the Company; or (e) seeking to compel Caladrius, the Company or any Subsidiary of the Company to dispose of or hold separate any material assets as a result of the Merger. Section 7 Additional Conditions Precedent to Obligations of Caladrius and Merger Sub The obligations of Caladrius and Merger Sub to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by Caladrius, at or prior to the Closing, of each of the following conditions: 7.1 Accuracy of Representations. Each of the Company Fundamental Representations shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date). The Company IP Representations shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date). The Company Capitalization Representations shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except, in each case, (x) for such inaccuracies which are de minimis, individually or in the aggregate or (y) for those representations and warranties which address matters only as of a particular date (which representations and warranties shall have been true and correct, subject to the qualifications as set forth in the preceding clause (x), as of such particular date). The representations and warranties of the Company contained in this Agreement (other than the Company Fundamental Representations, the Company Capitalization Representations and the Company IP

67 Representations) shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (a) in each case, or in the aggregate, where the failure to be so true and correct would not reasonably be expected to have a Company Material Adverse Effect (without giving effect to any references therein to any Company Material Adverse Effect or other materiality qualifications), or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded). 7.2 Performance of Covenants. The Company shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time. 7.3 Closing Certificate. Caladrius shall have received a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company certifying (a) that the conditions set forth in Sections 7.1, 7.2, and 7.6 have been duly satisfied and (b) that the information set forth in the Allocation Certificate delivered by the Company in accordance with Section 5.17 is true and accurate in all respects as of the Closing Date. 7.4 Preferred Stock Conversion. The Company Preferred Stock, excluding any Company Preferred Stock owned by Caladrius, shall have been converted into Company Common Stock (the “Preferred Stock Conversion”). 7.5 FIRPTA Certificate. Caladrius shall have received from the Company a properly executed statement, in accordance with Treasury Regulation Sections 1.897-2(h) and 1.1445- 2(c)(3) certifying that the Company is not and has not been a “United States real property holding corporation” (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, together with the required notice to the IRS in accordance with the requirements of Treasury Regulation Section 1.897-2(h) and in form and substance reasonably acceptable to Caladrius. 7.6 No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect. 7.7 Other Deliveries. Caladrius shall have received: (a) certificates of good standing of the Company in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, (b) certified charter documents, and (c) certificates as to the incumbency of officers and the adoption of authorizing resolutions. 7.8 Company Lock-Up Agreements. The Company Lock-Up Agreements will continue to be in full force and effect as of immediately following the Effective Time. 7.9 Consents.

68 (a) All of the consents set forth on Schedule 7.9(a) shall have been obtained and shall be in full force and effect. (b) Any Company Permit or other consent required to be obtained by the Company under any applicable antitrust or competition Law or regulation or other Law shall have been obtained and shall remain in full force and effect. 7.10 Company Invoices. Caladrius shall have received written acknowledgements pursuant to which the Company’s outside legal counsel and any financial advisor, accountant or other Person who performed services for or on behalf of the Company, or who is otherwise entitled to any compensation from the Company that in each case is owed Transaction Costs from the Company: (i) the total amount of Transaction Costs that are payable to such Person; and (ii) that, upon receipt of the amount referred to in clause “(i)” above, such party will have been paid in full and is not (and will not be) owed any other Transaction Costs (collectively, the “Company Invoices”). Section 8 Additional Conditions Precedent to Obligation of the Company The obligations of the Company to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written wavier by the Company, at or prior to the Closing, of each of the following conditions: 8.1 Accuracy of Representations. Each of the Caladrius Fundamental Representations shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date). The Caladrius SEC Matters Representations shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date). The Caladrius Capitalization Representations shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except, in each case, (x) for such inaccuracies which are de minimis, individually or in the aggregate or (y) for those representations and warranties which address matters only as of a particular date (which representations and warranties shall have been true and correct, subject to the qualifications as set forth in the preceding clause (x), as of such particular date). The representations and warranties of Caladrius and Merger Sub contained in this Agreement (other than the Caladrius Fundamental Representations, the Caladrius SEC Matters Representations and the Caladrius Capitalization Representations) shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (a) in each case, or in the aggregate, where the failure to be true and correct would not reasonably be expected to have a Caladrius Material Adverse Effect (without giving effect to any references therein to any Caladrius Material Adverse Effect or other materiality qualifications), or (b) for those representations and warranties which address matters only as of a particular date

69 (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Caladrius Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded). 8.2 Performance of Covenants. Caladrius and Merger Sub shall have performed or complied with in all material respects all of their respective agreements and covenants required to be performed or complied with by each of them, as applicable, under this Agreement at or prior to the Effective Time. 8.3 Documents. The Company shall have received the following documents, each of which shall be in full force and effect: (a) a certificate executed by the Chief Executive Officer or Chief Financial Officer of Caladrius confirming that the conditions set forth in Sections 8.1, 8.2, 8.6 and 8.10 have been duly satisfied; and (b) written resignations in form reasonably satisfactory to the Company, dated as of the Closing Date and effective as of the Closing, executed by the officers and directors of Caladrius who are not to continue as officers or directors of Caladrius pursuant to Section 5.14 hereof. 8.4 Sarbanes-Oxley Certifications. Neither the principal executive officer nor the principal financial officer of Caladrius shall have failed to provide, with respect to any Caladrius SEC Document filed (or required to be filed) with the SEC on or after the date of this Agreement, any necessary certification in the form required under Rule 13a-14 under the Exchange Act and 18 U.S.C. §1350. 8.5 FIRPTA Certificate. The Company shall have received from Caladrius a properly executed statement, in accordance with Treasury Regulation Sections 1.897-2(h) and 1.1445- 2(c)(3) certifying that Caladrius is not and has not been a “United States real property holding corporation” (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, together with the required notice to the IRS in accordance with the requirements of Treasury Regulation Section 1.897-2(h) and in form and substance reasonably acceptable to the Company. 8.6 No Caladrius Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Caladrius Material Adverse Effect. 8.7 Board of Directors. Caladrius shall have caused the Caladrius Board to be constituted as set forth in Section 5.14 of this Agreement effective as of the Effective Time. 8.8 Other Deliveries. The Company shall have received: (a) certificates of good standing of Caladrius in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, (b) certified charter documents, and (c) certificates as to the incumbency of officers and the adoption of authorizing resolutions.

70 8.9 Caladrius Lock-Up Agreements. The Caladrius Lock-Up Agreements will continue to be in full force and effect as of immediately following the Effective Time. 8.10 Net Cash. Net Cash shall be greater than or equal to the applicable amount as set forth on Schedule 8.10. 8.11 Consents. (a) All of the consents set forth on Schedule 8.11(a) shall have been obtained and shall be in full force and effect. (b) Any Caladrius Permit or other consent required to be obtained by Caladrius under any applicable antitrust or competition Law or regulation or other Law shall have been obtained and shall remain in full force and effect. Section 9 Termination 9.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after adoption of this Agreement by the Company’s stockholders and whether before or after approval of the Caladrius Stockholder Matters by Caladrius’ stockholders, unless otherwise specified below): (a) by mutual written consent of Caladrius and the Company; (b) by either Caladrius or the Company if the Contemplated Transactions shall not have been consummated by November 11, 2022 (subject to possible extension as provided in this Section 9.1(b), the “End Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to the Company, on the one hand, or to Caladrius or Merger Sub, on the other hand, if such Party’s action or failure to act has been a principal cause of the failure of the Contemplated Transactions to occur on or before the End Date and such action or failure to act constitutes a breach of this Agreement, or in the event that the SEC has not declared effective under the Securities Act the Registration Statement by the date which is 60 days prior to the End Date, then either the Company or Caladrius shall be entitled, on one occasion, to extend the End Date for an additional 60 days; (c) by either Caladrius or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Contemplated Transactions; (d) (i) by Caladrius if the Required Company Stockholder Vote shall not have been obtained within two (2) Business Days of the Registration Statement becoming effective in accordance with the provisions of the Securities Act; provided, however, that once the Required Company Stockholder Vote has been obtained, Caladrius may not terminate this Agreement pursuant to this Section 9.1(d)(i); or (ii) by the Company if (A) the Company Board has effected a Company Change of Recommendation and (B) the Company Stockholder Approval shall not have been

71 obtained within two (2) Business Days of the Registration Statement becoming effective in accordance with the provisions of the Securities Act; provided, however, that once the Required Company Stockholder Vote has been obtained, the Company may not terminate this Agreement pursuant to this Section 9.1(d)(ii); and provided, further, that the right to terminate this Agreement under this Section 9.1(d)(ii) shall not be available to the Company where the failure to obtain the Required Company Stockholder Vote shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement; (e) by either Caladrius or the Company if (i) the Caladrius Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and Caladrius’ stockholders shall have taken a final vote on the Caladrius Stockholder Matters and (ii) the Caladrius Stockholder Matters shall not have been approved at the Caladrius Stockholders’ Meeting (or at any adjournment or postponement thereof) by the Required Caladrius Stockholder Vote; provided, however, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to Caladrius where the failure to obtain the Required Caladrius Stockholder Vote shall have been caused by the action or failure to act of Caladrius and such action or failure to act constitutes a material breach by Caladrius of this Agreement; (f) by the Company (at any time prior to the approval of the Caladrius Stockholder Matters by the Required Caladrius Stockholder Vote) if a Caladrius Triggering Event shall have occurred; (g) by Caladrius (at any time prior to the adoption of this Agreement and the approval of the Contemplated Transactions by the Required Company Stockholder Vote) if a Company Triggering Event shall have occurred; (h) by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by Caladrius or Merger Sub, or if any representation or warranty of Caladrius or Merger Sub shall have become inaccurate, in either case, such that the conditions set forth in Section 8.1 or Section 8.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided that the Company is not then in material breach of any representation, warranty, covenant or agreement under this Agreement; provided, further, that if such inaccuracy in Caladrius’ or Merger Sub’s representations and warranties or breach by Caladrius or Merger Sub is curable by Caladrius or Merger Sub, then this Agreement shall not terminate pursuant to this Section 9.1(h) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30-day period commencing upon delivery of written notice from the Company to Caladrius or Merger Sub of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(h) and (ii) Caladrius or Merger Sub (as applicable) ceasing to exercise commercially reasonable efforts to cure such breach following delivery of written notice from the Company to Caladrius or Merger Sub of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(h) (it being understood that this Agreement shall not terminate pursuant to this Section 9.1(h) as a result of such particular breach or inaccuracy if such breach by Caladrius or Merger Sub is cured prior to such termination becoming effective);

72 (i) by Caladrius, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by the Company, or if any representation or warranty of the Company shall have become inaccurate, in either case, such that the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided that Caladrius is not then in material breach of any representation, warranty, covenant or agreement under this Agreement; provided, further, that if such inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the Company then this Agreement shall not terminate pursuant to this Section 9.1(i) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30-day period commencing upon delivery of written notice from Caladrius to the Company of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(i) and (ii) the Company ceasing to exercise commercially reasonable efforts to cure such breach following delivery of written notice from Caladrius to the Company of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(i) (it being understood that this Agreement shall not terminate pursuant to this Section 9.1(i) as a result of such particular breach or inaccuracy if such breach by the Company is cured prior to such termination becoming effective); (j) by Caladrius, at any time prior to the approval of the Caladrius Stockholder Matters by the Required Caladrius Stockholder Vote and following compliance with all of the requirements set forth in the proviso to this Section 9.1(j), upon the Caladrius Board authorizing Caladrius to enter into a Permitted Alternative Agreement; provided, however, that Caladrius shall not enter into any Permitted Alternative Agreement unless: (i) the Company shall have received written notice from Caladrius of Caladrius’ intention to enter into such Permitted Alternative Agreement at least four Business Days in advance, with such notice describing in reasonable detail the reasons for such intention as well as the material terms and conditions of such Permitted Alternative Agreement, including the identity of the counterparty together with copies of the then current draft of such Permitted Alternative Agreement and any other related principal transaction documents, (ii) Caladrius shall have complied in all material respects with its obligations under Section 4.4 and Section 5.3 and (iii) the Caladrius Board shall have determined in good faith, after consultation with its outside legal counsel, that the failure to enter into such Permitted Alternative Agreement would be inconsistent with its fiduciary duties under applicable Law; (k) by Caladrius if the Company Audited Financial Statements are not delivered to Caladrius by August 1, 2022; or (l) by the Company, at any time prior to the approval of the Company Stockholder Matters by the Required Company Stockholder Vote and following compliance with all of the requirements set forth in the proviso to this Section 9.1(l), upon the Company Board authorizing the Company to enter into a Permitted Alternative Agreement; provided, however, that the Company shall not enter into any Permitted Alternative Agreement unless: (i) Caladrius shall have received written notice from the Company of the Company’s intention to enter into such Permitted Alternative Agreement at least four Business Days in advance, with such notice describing in reasonable detail the reasons for such intention as well as the material terms and conditions of such Permitted Alternative Agreement, including the identity of the counterparty together with copies of the then current draft of such Permitted Alternative Agreement and any other related principal transaction documents, (ii) the Company shall have complied in all material

73 respects with its obligations under Section 4.4 and Section 5.2 and (iii) the Company Board shall have determined in good faith, after consultation with its outside legal counsel, that the failure to enter into such Permitted Alternative Agreement would be inconsistent with its fiduciary duties under applicable Law. The Party desiring to terminate this Agreement pursuant to this Section 9.1 (other than pursuant to Section 9.1(a)) shall give a notice of such termination to the other Party specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail. 9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 9.2, Section 9.3, and Section 10 shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement and the provisions of Section 9.3 shall not relieve any Party of any liability for fraud or for any willful and material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement. 9.3 Expenses. (a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated. (b) If (i)(A) this Agreement is terminated by Caladrius or the Company pursuant to Section 9.1(e), or (B) this Agreement is terminated by the Company pursuant to Section 9.1(b) or Section 9.1(h), (ii) at any time after the date of this Agreement and prior to the Caladrius Stockholders’ Meeting, an Acquisition Proposal with respect to Caladrius shall have been publicly announced, disclosed or otherwise communicated to the Caladrius Board (and shall not have been withdrawn) and (iii) within 12 months after the date of such termination, Caladrius enters into a definitive agreement with respect to a Subsequent Transaction or consummates a Subsequent Transaction, then Caladrius shall pay to the Company, upon such entry into a definitive agreement and/or consummation of a Subsequent Transaction, a nonrefundable fee in an amount equal to $1,000,000 (the “Company Termination Fee”), plus any amount payable to the Company pursuant to Section 9.3(i). (c) If (i)(A) this Agreement is terminated by Caladrius or the Company pursuant to Section 9.1(d)(i) or (ii), as applicable, or (B) this Agreement is terminated by Caladrius pursuant to Section 9.1(b) or Section 9.1(i), (ii) at any time after the date of this Agreement and prior to the receipt of the Required Company Stockholder Vote, an Acquisition Proposal with respect to the Company shall have been publicly announced, disclosed or otherwise communicated to the Company Board (and shall not have been withdrawn) and (iii) within 12 months after the date of such termination, the Company enters into a definitive agreement with respect to a Subsequent Transaction or consummates a Subsequent Transaction, then the Company shall pay to Caladrius, upon such entry into a definitive agreement and/or consummation of a Subsequent Transaction, a nonrefundable fee in an amount equal to $4,000,000 (the “Caladrius Termination Fee”), plus any amount payable to Caladrius pursuant to Section 9.3(i).

74 (d) If (i) this Agreement is terminated by Caladrius pursuant to Section 9.1(g) or (ii) this Agreement is terminated by the Company pursuant to Section 9.1(l), then the Company shall pay to Caladrius, concurrent with such termination, the Caladrius Termination Fee, in addition to any amount payable to Caladrius pursuant to Section 9.3(i). (e) If (i) this Agreement is terminated by Caladrius pursuant to Section 9.1(j) or (ii) this Agreement is terminated by the Company pursuant to Section 9.1(f), then Caladrius shall pay to the Company, concurrent with such termination, the Company Termination Fee, in addition to any amount payable to the Company pursuant to Section 9.3(i). (f) (i) If this Agreement is terminated by the Company pursuant to Section 9.1(e) or 9.1(h) or (ii) in the event of the failure of the Company to consummate the transactions to be contemplated at the Closing solely as a result of a Caladrius Material Adverse Effect as set forth in Section 8.5 (provided, that at such time all of the other conditions precedent to Caladrius’ obligation to close set forth in Section 6 and Section 7 have been satisfied by the Company, are capable of being satisfied by the Company or have been waived by Caladrius), then Caladrius shall reimburse the Company for all reasonable out-of-pocket fees and expenses incurred by the Company in connection with this Agreement and the Contemplated Transactions (such expenses, collectively, the “Third Party Expenses”), up to a maximum of $1,000,000, by wire transfer of same-day funds within ten Business Days following the date on which the Company submits to Caladrius true and correct copies of reasonable documentation supporting such Third Party Expenses; provided, however, that such Third Party Expenses shall not include any amounts for financial advisors to the Company except for reasonably documented out-of-pocket expenses otherwise reimbursable by the Company to such financial advisors pursuant to the terms of the Company’s engagement letter or similar arrangement with such financial advisors. (g) (i) If this Agreement is terminated (A) by Caladrius or the Company pursuant to Section 9.1(d)(i) or (ii), as applicable, or (B) by Caladrius pursuant to Section 9.1(i) or (ii) in the event of the failure of Caladrius to consummate the transactions to be consummated at the Closing solely as a result of a Company Material Adverse Effect as set forth in Section 7.6, (provided, that at such time all of the other conditions precedent to the Company’s obligation to close set forth in Section 6 and Section 8 have been satisfied by Caladrius, are capable of being satisfied by Caladrius or have been waived by the Company), the Company shall reimburse Caladrius for all Third Party Expenses incurred by Caladrius up to a maximum of $1,000,000, by wire transfer of same-day funds within ten Business Days following the date on which Caladrius submits to the Company true and correct copies of reasonable documentation supporting such Third Party Expenses; provided, however, that such Third Party Expenses shall not include any amounts for financial advisors to Caladrius except for reasonably documented out-of-pocket expenses otherwise reimbursable by Caladrius to such financial advisors pursuant to the terms of Caladrius’ engagement letter or similar arrangement with such financial advisors. (h) If either Party fails to pay when due any amount payable by it under this Section 9.3, then (i) such Party shall reimburse the other Party for reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other Party of its rights under this Section 9.3, and (ii) such Party shall pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and

75 ending on the date such overdue amount is actually paid to the other Party in full) at a rate per annum equal to the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid plus three percent. (i) The Parties agree that, subject to Section 9.2, the payment of the fees and expenses set forth in this Section 9.3 shall be the sole and exclusive remedy of each Party following a termination of this Agreement under the circumstances described in this Section 9.3, it being understood that in no event shall either Caladrius or the Company be required to pay the individual fees or damages payable pursuant to this Section 9.3 on more than one occasion. Subject to Section 9.2, following the payment of the fees and expenses set forth in this Section 9.3 by a Party, (i) such party shall have no further liability to the other Party in connection with or arising out of this Agreement or the termination thereof, any breach of this Agreement by the other Party giving rise to such termination, or the failure of the Contemplated Transactions to be consummated, (ii) no other Party or their respective Affiliates shall be entitled to bring or maintain any other claim, action or proceeding against such Party or seek to obtain any recovery, judgment or damages of any kind against such Party (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other representative of such Party) in connection with or arising out of this Agreement or the termination thereof, any breach by such Party giving rise to such termination or the failure of the Contemplated Transactions to be consummated and (iii) all other Parties and their respective Affiliates shall be precluded from any other remedy against such Party and its Affiliates, at law or in equity or otherwise, in connection with or arising out of this Agreement or the termination thereof, any breach by such Party giving rise to such termination or the failure of the Contemplated Transactions to be consummated. Each of the Parties acknowledges that (x) the agreements contained in this Section 9.3 are an integral part of the Contemplated Transactions, (y) without these agreements, the Parties would not enter into this Agreement and (z) any amount payable pursuant to this Section 9.3 is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Parties in the circumstances in which such amount is payable. Section 10 Miscellaneous Provisions 10.1 Non-Survival of Representations, Warranties and Covenants. The representations and warranties of the Company, Caladrius and Merger Sub contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Section 10 shall survive the Effective Time. 10.2 Amendment. This Agreement may be amended with the approval of the respective Boards of Directors of the Company, Merger Sub and Caladrius at any time (whether before or after the adoption and approval of this Agreement by the Company’s stockholders or before or after obtaining the Required Caladrius Stockholder Vote); provided, however, that after any such approval of this Agreement by a Party’s stockholders, no amendment shall be made which by law requires further approval of such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company, Merger Sub and Caladrius. 10.3 Waiver.

76 (a) No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. (b) No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. 10.4 Entire Agreement; Counterparts; Exchanges by Facsimile. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by facsimile or electronic transmission in .PDF format shall be sufficient to bind the Parties to the terms and conditions of this Agreement. 10.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 10.5; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 10.8 of this Agreement; and (f) irrevocably waives the right to trial by jury. 10.6 Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the Parties, the prevailing Party in such action or suit (as determined by a court of competent jurisdiction) shall be entitled to recover its reasonable out-of-pocket attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit. 10.7 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and assigns; provided, however, that neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any

77 attempted assignment or delegation of this Agreement or any of such rights or obligations by such Party without the other Party’s prior written consent shall be void and of no effect. 10.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, or (c) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 6:00 p.m. New York City time, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below: if to Caladrius or Merger Sub: Caladrius Biosciences, Inc. 110 Allen Road, 2nd Floor Basking Ridge, New Jersey 07920 Attention: David J. Mazzo, Ph.D., President and CEO Email: dmazzo@caladrius.com with a copy to (which shall not constitute notice): Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, New York 10017 Attention: Joel Papernik, Esq.; Daniel Bagliebter, Esq. Email: JIPapernik@mintz.com; DABagliebter@mintz.com if to the Company: CEND Therapeutics, Inc. 12544 High Bluff Drive, Suite 400 San Diego, California 92130 Attention: David Slack, President and CEO Email: dslack@cendrx.com with a copy to (which shall not constitute notice): Procopio, Cory, Hargreaves & Savitch LLP 12544 High Bluff Drive, Suite 400 San Diego, California 92130 Attention: Paul Johnson, Esq. Email: paul.johnson@procopio.com 10.9 Cooperation. Each Party agrees to cooperate fully with the other Party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Party to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

78 10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision. 10.11 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the Parties waives any bond, surety or other security that might be required of any other Party with respect thereto. 10.12 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties and the D&O Indemnified Parties to the extent of their respective rights pursuant to Section 5.8) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. 10.13 Construction. (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. (b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement. (c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” (d) The use of the word “or” shall not be exclusive.

79 (e) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement, respectively. (f) Any reference to legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations, and statutory instruments issued or related to such legislations. (g) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. (h) The Parties agree that the Company Disclosure Schedule or Caladrius Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in Section 2 or Section 3, respectively. The disclosures in any section or subsection of the Company Disclosure Schedule or the Caladrius Disclosure Schedule shall qualify other sections and subsections in Section 2 or Section 3, respectively, to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. (i) “delivered” or “made available” shall mean, with respect to any documentation, that prior to 11:59 p.m. (New York City time) on the date that is two calendar days prior to the date of this Agreement, a copy of such material has been posted to and made available by a Party to the other Party and its Representatives in the electronic data room maintained by such disclosing Party. (Remainder of page intentionally left blank)

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION] IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written. CALADRIUS BIOSCIENCES, INC. By: /s/ David Mazzo, Ph.D. Name: David Mazzo, Ph.D. Title: President and Chief Executive Officer CS CEDAR MERGER SUB, INC. By: /s/ David Mazzo, Ph.D. Name: David Mazzo, Ph.D. Title: President CEND THERAPEUTICS, INC. By: /s/David Slack Name: David Slack Title: President & Chief Executive Officer

A - 1 EXHIBIT A CERTAIN DEFINITIONS a) For purposes of the Agreement (including this Exhibit A): “Acquisition Inquiry” shall mean, with respect to a Party, an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by the Company, on the one hand, or Caladrius, on the other hand, to the other Party) that could reasonably be expected to lead to an Acquisition Proposal; provided, however, that the term “Acquisition Inquiry” shall not include the Merger or the other transactions contemplated by this Agreement or any transactions related to a Legacy Caladrius Business Disposition. “Acquisition Proposal” shall mean, with respect to a Party, any offer or proposal, whether written or oral (other than an offer or proposal made or submitted by or on behalf of the Company or any of its Affiliates, on the one hand, or by or on behalf of Caladrius or any of its Affiliates, on the other hand, to the other Party) contemplating or otherwise relating to any Acquisition Transaction with such Party; provided, however, that any Acquisition Proposal for the purchase of Legacy Caladrius Assets from a Person that has previously negotiated with Caladrius, its Subsidiaries and/or the Representatives of it or its Subsidiaries for the purchase of the Legacy Caladrius Assets shall not constitute an Acquisition Proposal for purposes of this Agreement. “Acquisition Transaction” shall mean any transaction or series of related transactions involving: (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Party is a constituent entity; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of a Party or any of its Subsidiaries; or (iii) in which a Party or any of its Subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of such Party or any of its Subsidiaries; or (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated book value or the fair market value of the assets of a Party and its Subsidiaries, taken as a whole. “Affiliate” shall have the meaning given to such term in Rule 145 under the Securities Act. “Agreement” shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time. “Allocation Certificate” shall have the meaning set forth in Section 5.20.

A - 2 “Business Day” shall mean any day other than a day on which banks in the State of New York are authorized or obligated to be closed. “Caladrius Affiliate” shall mean any Person that is (or at any relevant time was) under common control with Caladrius within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder. “Caladrius Associate” shall mean any current or former employee, independent contractor, officer or director of Caladrius or any of its Subsidiaries. “Caladrius Audited Balance Sheet” shall mean the audited balance sheet of Caladrius as of December 31, 2021, included in Caladrius’ Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC. “Caladrius Awards” means, collectively, the Caladrius Options, Caladrius RSUs and Caladrius Restricted Stock Awards. “Caladrius Board” shall mean the board of directors of Caladrius. “Caladrius Capital Stock” shall mean the Caladrius Common Stock and the Caladrius Preferred Stock. “Caladrius Capitalization Representations” shall mean the representations and warranties of Caladrius and Merger Sub set forth in Sections 3.6(a), 3.6(d) and 3.22. “Caladrius Common Stock” shall mean the Common Stock, $0.001 par value per share, of Caladrius. “Caladrius Contract” shall mean any Contract: (a) to which Caladrius is a party; (b) by which Caladrius or any Caladrius IP Rights or any other asset of Caladrius is or may become bound or under which Caladrius has, or may become subject to, any obligation; or (c) under which Caladrius has or may acquire any right or interest. “Caladrius Fundamental Representations” shall mean the representations and warranties of Caladrius and Merger Sub set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5(a), 3.21 and 3.24. “Caladrius IP Rights” shall mean all Intellectual Property owned, licensed or controlled by Caladrius that is necessary for the operation of the business of Caladrius as presently conducted. “Caladrius IP Rights Agreement” shall mean any instrument or agreement governing, related or pertaining to any Caladrius IP Rights. “Caladrius Material Adverse Effect” shall mean any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of the Caladrius Material Adverse Effect, has or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of Caladrius; provided, however, that Effects arising or resulting from the following shall not be taken into account in determining whether there has been a Caladrius Material Adverse Effect: (a) any

A - 3 rejection or non-acceptance by a Governmental Body of a registration statement or filing by Caladrius relating to the Caladrius IP Rights; (b) the announcement of the Agreement or the pendency of the Contemplated Transactions; (c) any change in the stock price or trading volume of Caladrius Common Stock (it being understood, however, that any Effect causing or contributing to any change in stock price or trading volume of Caladrius Common Stock may be taken into account in determining whether a Caladrius Material Adverse Effect has occurred, unless such Effects are otherwise excepted from this definition); (d) the taking of any action, or the failure to take any action, by Caladrius that is required to comply with the terms of the Agreement or the taking of any action expressly permitted by Section 4.1(b) of the Caladrius Disclosure Schedule; (e) any changes in or affecting research and development, clinical trials or other drug development activities conducted by or on behalf of Caladrius or its Subsidiaries; (f) continued losses from operations or decreases in cash balances of Caladrius or any of its Subsidiaries or on a consolidated basis among Caladrius and its Subsidiaries; (g) any natural disaster or any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation or armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; (h) any change in GAAP or applicable Law or the interpretation thereof; (i) general economic or political conditions or conditions generally affecting the industries in which Caladrius operates; or (j) any epidemics, pandemics, disease outbreaks, or other public health emergencies or the escalation or worsening thereof, including COVID-19 or the Caladrius’ compliance with any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, guidelines or recommendations promulgated by any Governmental Body, the Centers for Disease Control and Prevention or the World Health Organization, in each case, in connection with, related to, or in response to COVID-19, including the CARES Act and Families First Coronavirus Response Act; except, in each case with respect to clauses (g), (h),(i) and (j), to the extent disproportionately affecting Caladrius relative to other similarly situated companies in the industries in which Caladrius operates. “Caladrius Options” shall mean options or other rights to purchase shares of Caladrius Common Stock issued by Caladrius. “Caladrius Preferred Stock” shall mean the Series B convertible redeemable preferred stock liquidation value, 0.001 share of common stock, $0.01 par value, of Caladrius. “Caladrius Registered IP” shall mean all Caladrius IP Rights that are registered, filed or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights and registered trademarks and all applications for any of the foregoing. “Caladrius Reverse Stock Split” shall have the meaning set forth in Section 5.19. “Caladrius Restricted Stock Awards” means awards of shares of Caladrius Common Stock subject to forfeiture and certain vesting criteria. “Caladrius RSUs” means a restricted stock unit covering shares of Caladrius Common Stock issued or granted by Caladrius, which for the avoidance of doubt, shall include performance stock units covering shares of Caladrius Common Stock issued or granted by Caladrius.

A - 4 “Caladrius SEC Matters Representations” shall mean the representations and warranties of Caladrius and Merger Sub set forth in Sections 3.7. “Caladrius Stockholder Support Agreements” shall have the meaning set forth in the recitals. “Caladrius Triggering Event” shall be deemed to have occurred if: (a) Caladrius shall have failed to include in the Proxy Statement the Caladrius Board Recommendation or shall have made a Caladrius Board Adverse Recommendation Change; (b) the Caladrius Board or any committee thereof shall have approved, endorsed or recommended any Acquisition Proposal; (c) Caladrius shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal (other than a confidentiality agreement permitted pursuant to Section 4.4); (d) Caladrius or any director or officer of Caladrius shall have willfully and intentionally breached the provisions set forth in Section 4.4 or Section 5.3 of the Agreement; or (e) Caladrius shall have failed to hold the Caladrius Stockholders’ Meeting within 60 days after the Registration Statement is declared effective under the Securities Act. “Cash Determination Time” means the close of business on the last Business Day prior to the anticipated date for Closing. “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA. “Code” shall mean the Internal Revenue Code of 1986, as amended. “Company Affiliate” shall mean any Person that is (or at any relevant time was) under common control with the Company within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder. “Company Associate” shall mean any current or former employee, independent contractor, officer or director of the Company or any of its Subsidiaries. “Company Board” shall mean the board of directors of the Company. “Company Capital Stock” shall mean the Company Common Stock and the Company Preferred Stock. “Company Capitalization Representations” shall mean the representations and warranties of the Company set forth in Sections 2.6(a) and (d). “Company Common Stock” shall mean the Common Stock, $0.00001 par value per share, of the Company. “Company Contract” shall mean any Contract: (a) to which the Company or any of its Subsidiaries is a Party; (b) by which the Company or any of its Subsidiaries or any Company IP Rights or any other asset of the Company or its Subsidiaries is or may become bound or under which the Company or any of its Subsidiaries has, or may become subject to, any obligation; or (c) under which the Company or any of its Subsidiaries has or may acquire any right or interest.

A - 5 “Company Fundamental Representations” shall mean the representations and warranties of the Company set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.20 and 2.21. “Company IP Representations” shall mean the representations and warranties of the Company set forth in Section 2.12. “Company IP Rights” shall mean all Intellectual Property owned, licensed, or controlled by the Company or its Subsidiaries that is necessary for or used in the operation of the business of the Company and its Subsidiaries as presently conducted. “Company IP Rights Agreement” shall mean any instrument or agreement governing, related to or pertaining to any Company IP Rights. “Company Material Adverse Effect” shall mean any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of a Company Material Adverse Effect, has or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company or its Subsidiaries, taken as a whole; provided, however, that Effects arising or resulting from the following shall not be taken into account in determining whether there has been a Company Material Adverse Effect: (a) the announcement of the Agreement or the pendency of the Contemplated Transactions; (b) the taking of any action, or the failure to take any action, by the Company that is required to comply with the terms of the Agreement or the taking of any action expressly permitted by Section 4.2(a) of the Company Disclosure Schedule; (c) continued losses from operations or decreases in cash balances of the Company or any of its Subsidiaries or on a consolidated basis among the Company and its Subsidiaries; (d) any natural disaster or any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation or armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; (e) any change in GAAP or applicable Law or the interpretation thereof; (f) general economic or political conditions or conditions generally affecting the industries in which the Company and its Subsidiaries operate; or (g) any epidemics, pandemics, disease outbreaks, or other public health emergencies or the escalation or worsening thereof, including COVID-19 or the Company’s compliance with any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, guidelines or recommendations promulgated by any Governmental Body, the Centers for Disease Control and Prevention or the World Health Organization, in each case, in connection with, related to, or in response to COVID-19, including the CARES Act and Families First Coronavirus Response Act; except in each case with respect to clauses (e), (f) and (g), to the extent disproportionately affecting the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate. “Company Options” shall mean options or other rights to purchase shares of Company Capital Stock issued by the Company. “Company Registered IP” shall mean all Company IP Rights that are owned by the Company that are registered, filed or issued under the authority of, with or by any Governmental

A - 6 Body, including all patents, registered copyrights and registered trademarks and all applications for any of the foregoing. “Company Stockholder Support Agreements” shall have the meaning set forth in the recitals. “Company Stockholder Written Consent” shall have the meaning set forth in the recitals. “Company Stockholders” shall mean the holders of the capital stock of the Company immediately prior to the Effective Time. “Company Triggering Event” shall be deemed to have occurred if: (a) the Company Board or any committee thereof shall have made a Company Board Adverse Recommendation Change or approved, endorsed or recommended any Acquisition Proposal; (b) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal (other than a confidentiality agreement permitted pursuant to Section 4.4); or (c) the Company or any director or officer of the Company shall have willfully and intentionally breached the provisions set forth in Section 4.4 or Section 5.2 of the Agreement. “Company Unaudited Balance Sheet” shall mean the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2021 provided to Caladrius prior to the date of the Agreement. “Confidentiality Agreement” shall mean the Confidentiality Agreement dated November 16, 2021, between the Company and Caladrius. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization). “Contemplated Transactions” shall mean the Merger and the other transactions contemplated by the Agreement. “Contract” shall mean, with respect to any Person, any written agreement, contract, subcontract, lease (whether for real or personal property), mortgage, license, or other legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable Law. “DGCL” shall mean the General Corporation Law of the State of Delaware. “Effect” shall mean any effect, change, event, circumstance, or development. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, lease, license, option, easement, reservation, servitude, adverse title, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction or encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

A - 7 “Enforceability Exceptions” means the (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. “Entity” shall mean any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors. “Environmental Law” means any federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. “ERISA” shall mean the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means any entity (whether or not incorporated) treated as a single employer with the Company or Caladrius, as applicable, for purposes of Section 414 of the Code. “Exchange Act” shall mean the Securities Exchange Act of 1934. “Exchange Ratio” means, subject to Section 1.5(f), the following ratio (rounded to four decimal places): the quotient obtained by dividing (a) the Company Merger Shares by (b) the Company Outstanding Shares, in which: • “Caladrius Allocation Percentage” means 1.00 minus the Company Allocation Percentage; provided, however, that the Caladrius Allocation Percentage is subject to adjustment pursuant to Schedule A. • “Caladrius Outstanding Shares” means, subject to Section 1.5(f), the total number of shares of Caladrius Common Stock issued and outstanding immediately prior to the Effective Time. • “Company Merger Shares” means the product determined by multiplying (i) the Post- Closing Caladrius Shares by (ii) the Company Allocation Percentage. • “Company Outstanding Shares” means the total number of shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time after the effectiveness of the Preferred Stock Conversion. • “Company Allocation Percentage” means 0.5; provided, however, that to the extent that the Company Transaction Costs is greater than two hundred fifty thousand dollars ($250,000), then 0.5 shall be reduced by 0.000056 for each ten thousand dollars ($10,000) (rounded down to the next nearest ten thousand dollar ($10,000) increment) that the

A - 8 Company Transaction Costs as so determined is greater than two hundred fifty thousand dollars ($250,000). • “Post-Closing Caladrius Shares” mean the quotient determined by dividing (i) the Caladrius Outstanding Shares by (ii) the Caladrius Allocation Percentage. “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, exception, order, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law; or (b) right under any Contract with any Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any taxing authority); or (d) self- regulatory organization (including the Nasdaq Stock Market). “Hazardous Materials” shall mean any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including without limitation, crude oil or any fraction thereof, and petroleum products or by-products. “Intellectual Property” shall mean (a) United States, foreign and international patents, patent applications, including provisional applications, statutory invention registrations, invention disclosures and inventions, (b) trademarks, service marks, trade names, domain names, URLs, trade dress, logos and other source identifiers, including registrations and applications for registration thereof, (c) copyrights, including registrations and applications for registration thereof, and (d) software, formulae, customer lists, trade secrets, know-how, confidential information and other proprietary rights and intellectual property, whether patentable or not. “IRS” shall mean the United States Internal Revenue Service. “Key Employee” shall mean, with respect to the Company or Caladrius, an executive officer of such Party or any employee of such Party that reports directly to the board of directors of such Party or to the Chief Executive Officer or Chief Operating Officer of such Party. “Knowledge” means, with respect to an individual, that such individual is actually aware of the relevant fact or such individual would reasonably be expected to know such fact in the ordinary course of the performance of such individual’s employment responsibilities. Any Person that is an Entity shall have Knowledge if any executive officer or director of such Person as of the date such knowledge is imputed has Knowledge of such fact or other matter. “Law” shall mean any federal, state, national, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise

A - 9 put into effect by or under the authority of any Governmental Body (including under the authority of the Nasdaq Stock Market or the Financial Industry Regulatory Authority). “Legacy Caladrius Business Disposition” means any sale, lease, exchange, transfer, license, disposition or other monetization of the technology and intellectual property of the Legacy Caladrius Assets. For the avoidance of doubt, the Legacy Caladrius Assets do not include any shares of capital stock of Caladrius. “Legacy Caladrius Assets” means the technology and intellectual property of Caladrius in existence on the date of this Agreement. “Legacy Caladrius Assets Proceeds” means the proceeds received by Caladrius in connection with the a Legacy Caladrius Business Disposition prior to the Closing. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel. “Merger Sub Board” shall mean the board of directors of Merger Sub. “Multiemployer Plan” shall mean (a) a “multiemployer plan,” as defined in Section 3(37) or 4001(a)(3) of ERISA, or (b) a plan which if maintained or administered in or otherwise subject to the laws of the United States would be described in paragraph (a). “Multiple Employer Plan” shall mean (a) a “multiple employer plan” within the meaning of Section 413(c) of the Code, or (b) a plan which if maintained or administered in or otherwise subject to the laws of the United States would be described in paragraph (a). “Multiple Employer Welfare Arrangement” shall mean (a) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, or (b) a plan which if maintained or administered in or otherwise subject to the laws of the United States would be described in paragraph (a) of this definition. “Net Cash” shall mean (a) the sum of (without duplication) in each case as of the Cash Determination Time, (i) Caladrius’ cash and cash equivalents, marketable securities, prepaid and other current assets, accounts receivable, interest and other receivables, determined in a manner consistent with the manner in which such items were historically determined and in accordance with GAAP and Caladrius’ audited financial statements, including the Legacy Caladrius Assets Proceeds to the extent not distributed to the Caladrius Stockholders immediately prior to the Merger, (ii) expenses paid, or liabilities incurred, prior to Closing, that are approved and guaranteed in writing (without conditions) to be paid to Caladrius pursuant to any directors’ and officers’ insurance policy, and (iii) amounts invested in the Series D Preferred Stock of the Company, minus (b) the sum of (without duplication) in each case as of the Cash Determination Time, (i) Caladrius’ accounts payable and accrued liabilities (other than accrued liabilities which are Caladrius Transaction Costs), in each case determined in a manner consistent with the manner in which such items were historically determined and in accordance with GAAP and Caladrius’

A - 10 audited financial statements, (ii) any unpaid Caladrius Transaction Costs, and (iii) any declared but unpaid Caladrius cash dividends. Notwithstanding the foregoing, in no case shall Net Cash be reduced for any costs or expenses, including attorney’s fees or settlement costs, incurred in connection with any Dissenting Shares. “Ordinary Course of Business” shall mean, in the case of each of the Company and Caladrius, such actions taken in the ordinary course of its normal operations and consistent with its past practices (which, in the case of Caladrius, shall include the potential wind down of its activities related to the Legacy Caladrius Assets. “Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of association or incorporation or organization or limited partnership or limited liability company, and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all bylaws, regulations and similar documents or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented. “Party” or “Parties” shall mean the Company, Merger Sub and Caladrius. “Permitted Alternative Agreement” means a definitive agreement that contemplates or otherwise relates to an Acquisition Transaction that constitutes a Superior Offer. “Permitted Encumbrance” shall mean: (a) any liens for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Company Unaudited Interim Balance Sheet or the Caladrius Audited Balance Sheet, as applicable; (b) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company or any of its Subsidiaries or Caladrius, as applicable; (c) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Law; and (e) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies. “Person” shall mean any individual, Entity or Governmental Body. “Pro Rata Share” shall mean, with respect to each Company Stockholder, the percentage set forth opposite the name of such Company Stockholder on the Allocation Certificate. For the avoidance of doubt, the Pro Rata Share of all Company Stockholders in the aggregate will equal 100%. Proxy Statement” shall mean the proxy statement to be sent to Caladrius’ stockholders in connection with the Caladrius Stockholders’ Meeting. “Registration Statement” shall mean the registration statement on Form S-4 (or any other applicable form under the Securities Act to register Caladrius Common Stock) to be filed with the SEC by Caladrius registering the public offering and sale of Caladrius Common Stock to some or

A - 11 all holders of Company Capital Stock in the Merger, including all shares of Caladrius Common Stock to be issued in exchange for all shares of Company Capital Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC. “Representatives” shall mean directors, officers, employees, agents, attorneys, accountants, investment bankers, advisors and representatives. “Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002. “SEC” shall mean the United States Securities and Exchange Commission. “Securities Act” shall mean the Securities Act of 1933. “Straddle Period” shall mean a taxable period that begins on or before and ends after the Closing Date. For all purposes of this Agreement, in the case of Taxes based upon income, sales, proceeds, profits, receipts, wages, compensation or similar items, the Taxes attributable to the portion of any Straddle Period ending on the Closing Date shall be determined on the basis of a closing of the books as of the close of business on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall be allocated on a daily basis, and the amount of any other Taxes attributable to such Straddle Period shall equal the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period up to and including the Closing Date, and the denominator of which is the total number of days in the taxable period. An entity shall be deemed to be a “Subsidiary” of a Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such entity that is sufficient to enable such Person to elect at least a majority of the members of such entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity. “Subsequent Transaction” shall mean any Acquisition Transaction (with all references to 20% in the definition of Acquisition Transaction being treated as references to 50% for these purposes). “Superior Offer” shall mean an unsolicited bona fide written Acquisition Proposal (with all references to 20% in the definition of Acquisition Transaction being treated as references to 90% for these purposes) that: (a) was not obtained or made as a direct or indirect result of a breach of (or in violation of) the Agreement; and (b) is on terms and conditions that the Caladrius Board or the Company Board, as applicable, determines in good faith, based on such matters that it deems relevant (including the likelihood of consummation thereof and the financing terms thereof), as well as any written offer by the other Party to the Agreement to amend the terms of the Agreement, and following consultation with its outside legal counsel and financial advisors, if any, are more favorable, from a financial point of view, to Caladrius’ stockholders or the Company’s stockholders, as applicable, than the terms of the Contemplated Transactions and is not subject to any financing condition (and if financing is required, such financing is then fully committed to the third party).

A - 12 “Tax” shall mean any federal, state, local, foreign or other tax, assessment and other charges and duties in the nature of a tax, including (a) any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, escheat, unclaimed property, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax, customs duty, alternative or add-on minimum or other tax of any kind whatsoever, and including any fine, penalty, addition to tax or interest imposed by a Governmental Body with respect thereto, (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being or having been a member of an affiliated, consolidated, combined, unitary or similar group for any period, and (c) any liability for the payment of any amounts of the type described in clauses (a) or (b) as a result of any obligation to indemnify any other Person or as a result of any obligation under any agreement or arrangement with any other Person with respect to such amounts and including any liability for taxes of as a successor or transferee, by operation of Law or otherwise. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax. “Transaction Costs” means the aggregate amount of costs and expenses of a Person or any of its Subsidiaries incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the Merger and the other Contemplated Transactions, including (a) any brokerage fees and commissions, finders’ fees or financial advisory fees, any fees and expenses of counsel or accountants payable by such Person or any of its Subsidiaries and any transaction bonuses or similar items in connection with the Contemplated Transactions, (b) any bonus, severance, change-in-control payments or similar payment obligations (including payments with “single-trigger” provisions triggered at and as of the consummation of the Contemplated Transactions) that become due or payable to any director, officer, employee or consultant of such Person in connection with the consummation of the Contemplated Transactions, (c) any payments to third parties under any Contract to which such Person or its Subsidiaries are a party triggered by the consummation of the Contemplated Transactions, or any payment or consideration arising under or in relation to obtaining any consents, waivers or approvals of any third party under any Contract to which such Person or its Subsidiaries are a party required to be obtained in connection with the consummation of the Contemplated Transactions in order for any such Contract to remain in full force and effect following the Closing or resulting from agreed- upon modification or early termination of any such Contract, in each case with respect to the foregoing matters (a)-(c), to the extent unpaid. “Treasury Regulations” shall mean the United States Treasury regulations promulgated under the Code. b) Each of the following terms is defined in the Section set forth opposite such term:

A - 13 Term Section 409A Plan 2.17(k) Capitalization Date 3.6(a) Term Section Certificate of Merger 1.3 Certification 3.7(a) Closing 1.3 Caladrius Preamble Caladrius Board Recommendation 5.3(b) Caladrius Disclosure Schedule 3 Caladrius Employee Plan 3.17(c) Caladrius Intervening Event 5.3(c) Caladrius Leased Real Property 3.11(a) Caladrius Material Contract 3.13 Caladrius Notice Period 5.3(c) Caladrius Permits 3.14(b) Caladrius Product Candidates 3.14(d) Caladrius Regulatory Permits 3.14(d) Caladrius Real Estate Leases 3.11 Caladrius SEC Documents 3.7(a) Caladrius Stock Plans 3.6(c) Caladrius Stockholders’ Meeting 5.3(a) Closing Date 1.3 Company Preamble Company Board Adverse Recommendation Change 5.2(d) Company Board Recommendation 5.2(a) Company Disclosure Schedule Section 2 Company Employee Plan 2.17(c) Company Financials 2.7(a) Company Material Contract 2.13 Company Plan 2.6(c) Company Permits 2.14(b) Company Preferred Stock 2.6(a) Company Product Candidates 2.14(d) Company Real Estate Leases 2.11 Company Regulatory Permits 2.14(d) Company Stock Certificate 1.7 Costs 5.8(a) D&O Indemnified Party 5.8(a) Dissenting Shares 1.9(a) Drug Regulatory Agency 2.14(c) Effective Time 1.3

A - 14 Term Section End Date 9.1(b) Exchange Agent 1.8(a) Exchange Fund 1.8(a) FDA 2.14(c) FDCA 2.14(c) GAAP 2.7(a) Investor Agreements 5.16 Joint Development Agreement 5.21 Liability 2.9 Merger Recitals Merger Sub Preamble Notice Period 5.3(c)(i) Pre-Closing Period 4.1(a) Preferred Stock Conversion 7.4 Required Company Stockholder Vote 2.4 Required Caladrius Stockholder Vote 3.4 Surviving Corporation 1.1 Third Party Expenses 9.3(b)

D - 1